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                                                                  EXHIBIT 10.29





                            AIRCRAFT LEASE AGREEMENT

                                    (N260SK)

================================================================================


                                   DATED AS OF

                                  JUNE 25, 1999

                                     BETWEEN

                                 ICX CORPORATION

                                       AS

                                     LESSOR

                                       AND

                            CHAUTAUQUA AIRLINES, INC.

                                       AS

                                     LESSEE


================================================================================



------------
Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933. The omitted materials have been filed separately with the Securities and Exchange Commission.
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                                TABLE OF CONTENTS

                                                                           PAGE

SECTION 1. Definitions.......................................................1

SECTION 2. Agreement to Lease; Term, Rent, Security Deposit..................6

     2.1  Agreement to Lease.................................................6
     2.2  Term of the Lease..................................................7
     2.3  Rent...............................................................7
     2.4  Supplemental Rent..................................................7
     2.5  Payments in General................................................7
     2.6  Maintenance Reserves/Security Deposit...ERROR! BOOKMARK NOT DEFINED.

SECTION 3. Lessor's Representations, Warranties, and Agreements.............13

     3.1  Due Organization..................................................13
     3.2  Due Authorization.................................................13
     3.3  Enforceability..........................ERROR! BOOKMARK NOT DEFINED.
     3.4  No Violations.....................................................13
     3.5  Disclaimer........................................................13

SECTION 4. Lessee's Representations, Warranties, and Agreements.............15

     4.1  Due Organization..................................................15
     4.2  Due Authorization; Enforceability; No Violation...................15
     4.3  Litigation........................................................16
     4.4  No Defaults.......................................................17
     4.5  Merger or Consolidation of Lessee.......ERROR! BOOKMARK NOT DEFINED.
     4.6  Location of Chief Executive Offices...............................17
     4.7  Lessee Duly Licensed..............................................17
     4.8  Notice of Certain Events..........................................17
     4.9  No Event of Loss or Event of Default..............................18
     4.10 Enforceability of Lease.................ERROR! BOOKMARK NOT DEFINED.

SECTION 5.  Conditions Precedent to Obligation of Lessor and Lessee.........18

SECTION 6. Delivery of the Aircraft.........................................22

     6.1  Delivery Location.................................................22
     6.2  Acceptance of Delivery............................................22

SECTION 7. Registration, Maintenance and Operation; Possession and Permitted
Subleases; Insignia.........................................................22

     7.1  Registration......................................................22
     7.2  Maintenance.......................................................22
     7.3  Operation.........................................................28
     7.4  Possession and Permitted Subleases................................29


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     7.5  Insignia..........................................................32

SECTION 8. Return of the Aircraft...........................................32

     8.1  Return............................................................32
     8.2  Return of Other Engines...........................................33
     8.3  Condition of the Aircraft.........................................33
     8.4  Engine Condition..................................................36
     8.5  Inspection........................................................36
     8.6  Inspections.............................ERROR! BOOKMARK NOT DEFINED.
     8.7  Operational Ground Check..........................................38
     8.8  Operational Check Flight..........................................38
     8.9  Acceptance........................................................39
     8.10 Deferred Discrepancy Correction...................................39
     8.11 Indemnification.........................ERROR! BOOKMARK NOT DEFINED.
     8.12 Manuals and Technical Records.....................................39
     8.13 Service Bulletin Kits.............................................40
     8.14 Lessee's Special Exterior Markings................................41
     8.15 Ownership.........................................................41
     8.16 Disputes Regarding Return Condition...............................41

SECTION 9. Liens............................................................42

SECTION 10. Loss, Destruction, Requisition, etc.............................44

     10.1 Event of Loss with Respect to the Aircraft........................44
     10.2 Event of Loss with Respect to an Engine...........................45
     10.3 Application of Payments from Governmental Authorities for
          Requisition of Title, etc.........................................47
     10.4 Requisition for Use of the Aircraft by the United States
          Government or the Government Under Which the Aircraft Are
          Registered or Based...............................................48
     10.5 Requisition for Use of an Engine by the United States
          Government or the Government Under Which the Aircraft Are
          Registered or Based...............................................48
     10.6 Application of Payments During Existence of an Event of Default...49
     10.7 Repairable Damage; Use of Insurance Proceeds......................49

SECTION 11. Insurance.......................................................50

     11.1 All-Risk Insurance................................................50
     11.2 War Risk Insurance................................................50
     11.3 Liability Insurance...............................................51
     11.4 Additional Requirements; Loss Payment.............................52
     11.5 No Set-off..............................ERROR! BOOKMARK NOT DEFINED.
     11.6 Application of Hull Insurance Proceeds............................54
     11.7 Insurance for Own Account.........................................55
     11.8 Reports...........................................................55
     11.9 Continuing Insurance....................ERROR! BOOKMARK NOT DEFINED.


                                       ii
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     11.10 Self-Insurance; Deductibles......................................56

SECTION 12. Indemnities.....................................................57

     12.1 General Indemnification...........................................57
     12.2 General Tax Indemnity.............................................61
     12.3 Withholding.......................................................70

SECTION 13. Assignments and Subleasing......................................71

     13.1 By Lessee.........................................................71
     13.2 By Lessor.........................................................75

SECTION 14. Events of Default...............................................77

SECTION 15. Remedies........................................................79

SECTION 16. Further Assurances..............................................82

SECTION 17. Notices.........................................................83

SECTION 18. Net Lease, No Set-Off, Counterclaim, Etc........................84

SECTION 19. Lessor's Right to Perform for Lessee............................86

SECTION 20. Lessor Assignment of Rights and Warranties......................86

SECTION 21. Miscellaneous...................................................87

SECTION 22. Options to Purchase; Options to Renew...........................88

     22.1 Renewal Option....................................................88
     22.2 [Purchase Options.......................ERROR! BOOKMARK NOT DEFINED.

SECTION 23. Covenant of Quiet Enjoyment.....................................93

SECTION 24. Choice of Law; Service of Process...............................94

SECTION 25. Language..............................ERROR! BOOKMARK NOT DEFINED.


                                       iii
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This is Counterpart No. _____ of 4 serially numbered and manually executed counterparts. To the extent, if any, that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in this document may be created through the transfer and possession of any counterpart other than Counterpart No. 1.

                            AIRCRAFT LEASE AGREEMENT

      This AIRCRAFT LEASE AGREEMENT ("Agreement"), dated as of June 25, 1999, is made by and between ICX Corporation, an Ohio corporation ("Lessor") and Chautauqua Airlines, Inc., a New York corporation ("Lessee").

                              W I T N E S S E T H:

SECTION 1. DEFINITIONS.

      As used in this Agreement, the following terms shall have the following meanings:

      1.1. "ACCEPTANCE CERTIFICATE" means the certificate in substantially the form of Exhibit B hereto to be executed by Lessee on the Delivery Date.

      1.2. "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      1.3. "AIRCRAFT" means the Airframe identified and described in the Lease Supplement, to be delivered and leased hereunder; (ii) the Engines initially leased hereunder as described in the Lease Supplement (or any engine substituted for any of such Engines pursuant to the terms hereof), whether or not any of such initial or substituted Engines may from time to time be installed on such initial or substituted Airframe or may be installed on any other airframe or on any other aircraft; and (iii) where the context permits, the Manuals and Technical Records.

      1.4. "AIRFRAME" means (i) the Embraer ERJ-145LR aircraft (except Engines or engines from time to time installed thereon) specified in the Lease Supplement and having the United States registration number and manufacturer's serial number specified in the Lease Supplement, which aircraft shall be leased by Lessor to Lessee hereunder and under the Lease Supplement; (ii) any aircraft (except Engines or engines from time to time installed thereon) which may from time to time be substituted for such aircraft (except Engines or engines from time to time installed thereon) pursuant to the terms hereof; and (iii) any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in Lessor in accordance herewith.


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      1.5. "AIRWORTHINESS DIRECTIVE" means any airworthiness directive or any other mandatory regulation, directive or instruction, including FAA-mandated manufacturer's changes, issued by any governmental agency or authority asserting jurisdiction over the Aircraft or over its use, operation or maintenance, which may from time to time be issued and which is required to be carried out on airframes or engines of the same type as the Airframe or Engines or any Parts in order to meet the requirements of applicable law for the public transport of passengers and/or property in common carriage.

      1.6. "BASE RATE" means the rate of interest announced from time to time by the Chase Manhattan Bank, at its principal office in New York, New York, as its prime or reference rate.

      1.7. "BASIC RENT" means, for the Basic Term, the rent payable for the Aircraft pursuant to Section 2.3(a), and, for any Renewal Term, the rent payable for the Aircraft pursuant to Section 22.1 or Section 22.2, as the case may be.

      1.8. "BASIC TERM" means the period described in Section 2.2(a).

      1.9. "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York.

      1.10. "CODE" means the Internal Revenue Code of 1986, as amended.

      1.11. "COMMENCEMENT DATE" means the Delivery Date.

      1.12. "CYCLE" means one takeoff and landing of the Aircraft.

      1.13. "DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

      1.14. "DELIVERY DATE" means the date on which the Aircraft is accepted by Lessee under the Lease Supplement, which is scheduled to be on or about June 25, 1999.

      1.15. "DISCREPANCY" means any difference or variation between the actual condition of the Aircraft and the condition of the Aircraft as required hereunder.

      1.16. "ENGINE" means (i) each of the Allison Engine Company AE3007A1 engines listed by manufacturer's serial number in the Lease Supplement and installed on the Airframe covered by such Lease Supplement on the Delivery Date, whether or not from time to time thereafter installed on the Airframe or installed on any other airframe or on any other aircraft; (ii) any engine which may from time to time be substituted, in accordance with the terms hereof, for any of such Engines, and (iii) any and all Parts incorporated or installed in or attached to such Engine or substituted engine or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of Section 7 after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased hereunder in substitution for an Engine in accordance with the applicable provisions


                                      2
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hereof, the replaced Engine shall cease to be an Engine hereunder. The term
"Engines" means, as of any date of determination, all Engines then leased hereunder.

      1.17. "EVENT OF DEFAULT" has the meaning specified in Section 14.

      1.18. "EVENT OF LOSS" means any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) the loss of such property or the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or taking seizure of, or requisition of use (but not of title) of such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government or any other government of registry of the Aircraft or under which the Aircraft is based, or any agency or instrumentality of any thereof, except to the extent provided in Section 1.18(v) below), which shall have resulted in the loss of possession of such property by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) for a period in excess of 60 consecutive days or, if earlier, through the end of the Basic Term; (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body of the government of registry of the Aircraft or under which the Aircraft is based having jurisdiction, the use of such property in the normal course of the business of air transportation shall have been prohibited for a period of 180 consecutive days unless prior to the end of such 180-day period, Lessee is diligently carrying forward all necessary and desirable steps to permit such use, but in any event, if such use has been prohibited for a period of twelve consecutive months; (v) the requisition for use (but not of title) by the United States Government or any other government of registry of the Aircraft or under which the Aircraft is based or any instrumentality or agency of any thereof, which shall have occurred for a period in excess of 180 consecutive days, or, if earlier, through the end of the Term;
(vi) any divestiture of title to an Engine treated as an Event of Loss pursuant to Section 10.3 hereof; and (vii) the requisition, confiscation, condemnation or other compulsory acquisition of title to such property by any governmental or purported governmental authority which shall have resulted in the loss of possession of such property by Lessee for a period of more than 60 days or, if earlier, through the end of the Term. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to the Airframe shall not be deemed to have occurred by reason of an Event of Less with respect to an Engine.

      1.19. "FAIR MARKET RENTAL RATE" means the fair market rental rate determined pursuant to Section 22 hereof.

      1.20. "FAIR MARKET SALES VALUE" means the fair market sales value determined as provided in Section 23 hereof.

      1.21. "FEDERAL AVIATION ADMINISTRATION" or "FAA" means the United States Federal Aviation Administration and any successor agency or agencies thereto.

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      1.22. "INCOME TAX" means any Tax based on or measured by net income
(including, without limitation, capital gains taxes, minimum taxes, and taxes on tax preference items) and Taxes which are capital, doing business, franchise (in the nature of a net income tax), excess profits, or net worth taxes and interest, additions to tax, penalties, or other charges in respect thereof.

      1.23. "INDEMNITEES" means Lessor and its Affiliates, officers, directors, employees, agents, successors and permitted assigns.

      1.24. "LEASE AGREEMENT", "THIS LEASE AGREEMENT", "THIS LEASE", "THIS AGREEMENT", "HEREIN", "HEREOF", "HEREUNDER", "HEREBY" or other like words or phrases mean this Lease Agreement as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by one or more Lease Supplements entered into between Lessor and Lessee pursuant to the provisions hereof.

      1.25. "LEASE SUPPLEMENT" means a Lease Supplement substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Delivery Date for the purpose of leasing the Aircraft under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof.

      1.26. "LESSEE'S SETTLEMENT PROPOSAL" has the meaning specified in Section 12.6.

      1.27. "LESSOR LIENS" means any Lien or disposition of title affecting the Aircraft, an Airframe, any Engine or Part arising as a result of (i) claims against Lessor not related to the transactions contemplated by this Lease; (ii) any act or omission of Lessor which is either not related to the transactions contemplated by or is expressly prohibited under this Lease; (iii) claims against Lessor with respect to Taxes or Liens against which Lessee is not required to indemnify Lessor hereunder; (iv) claims against Lessor with respect to any loss, damage or claim against which Lessee is not required to indemnify Lessor pursuant to this Lease; or (v) claims against Lessor arising out of any transfer by Lessor of all or any portion of its interest in the Aircraft, including, without limitation, as security for indebtedness, other than the transfer of the Aircraft pursuant to the exercise of the remedies set forth in
Section 15 hereof.

      1.28. "LIEN" means any mortgage, pledge, lien, charge, encumbrance, lease, sublease or security interest or other similar interest.

      1.29. "MAINTENANCE PROGRAM" means Lessee's maintenance program approved by the Federal Aviation Administration or the aviation authority of the country of registry of the Aircraft for aircraft of the same type as the Aircraft and engines of the same type as the Engines; provided, however, that if the country of registry is not the United States, such program must be no less stringent than an FAA approved program for aircraft of the same type as the Aircraft and engines of the same type as the Engines.

      1.30. "MANUALS AND TECHNICAL RECORDS" means all such manuals, technical data, log books, maintenance records, engineering documentation and other records pertaining to the


                                      3
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Aircraft to be maintained by Lessee as required hereunder or as shall be required to comply with the requirements of the FAA and the Manufacturer from time to time in force and the requirements of any other governmental body having jurisdiction over the Aircraft.

      1.31. "MANUFACTURER" means with respect to the Airframe, Embraer-Empresa Brasileira de Aeronautica S.A. ("Embraer") and with respect to the Engines, Allison Engine Company, and their respective successors and assigns.

      1.32. "NET ECONOMIC RETURN" means anticipated after-tax yield (utilizing the multiple investment sinking fund method of analysis), computed on the basis of the same methodology and assumptions as were utilized by Lessor in determining Basic Rent, Stipulated Loss Value and Termination Value.

      1.33. "PARTS" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, other than (i) complete Engines or engines, and (ii) any items leased by Lessee from a third party (other than Lessor). The term "Parts" shall include all components constituting a complete system.

      1.34. "PAST DUE RATE" means a rate per annum equal to the Base Rate plus five percentage points.

      1.35. "PERMITTED LIEN" means any Lien referred to in Section 9.1(i) through (viii).

      1.36. "Permitted Sublease" means a sublease of the Aircraft described in
Section 13.2.

      1.37 "PERMITTED SUBLESSEE" means (i) any U.S. Air Carrier; (ii) any foreign air carrier that is principally based in a country listed in Schedule III hereto, provided that at the time of the Permitted Sublease, there are no external or internal war or conflicts involving such country and such country maintains normal diplomatic relations with the United States or in any other country approved by Lessor; or (iii) the United States government or any political subdivision, instrumentality or agency thereof or the government of the country in which the Aircraft is registered or any political subdivision, instrumentality or agency thereof, and, if not one of the foregoing, any person to whom Lessor has given Lessee permission to sublease pursuant to Section 13.1 hereof.

      1.38. "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      1.39. "RENEWAL RENT" means the monthly rent payable during the Renewal
Term.

      1.40. "RENEWAL TERM" shall have the meaning assigned in Section 22.1 hereof.

      1.41. "RENT" means Basic Rent, Renewal Rent and Supplemental Rent, collectively.

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      1.42. "RENT PAYMENT DATE" means the dates on which Basic Rent is due and payable hereunder in accordance with the provisions of Sections 2.3 as specified in Schedule I to this Lease.

      1.43. "RESPONSIBLE OFFICER" means, with respect to Lessor and Lessee, the President, Chief Financial Officer or any other officer customarily bearing responsibility for matters relating to the transactions contemplated by this Lease, or any officer specifically authorized to take responsibility for any matter relating to the transactions contemplated by this Lease.

      1.44. "RETURN LOCATION" shall have the meaning assigned to such term in
Section 8.1.

      1.45. "SETTLEMENT PROPOSAL" has the meaning specified in Section 12.6.

      1.46. "STIPULATED LOSS VALUE" with respect to the Aircraft as of any Rent Payment Date means the amount specified in Schedule II attached hereto.

      1.47. "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or others hereunder, including payments of Stipulated Loss Value and amounts calculated by reference thereto.

      1.48. "TAX" or "TAXES" means any and all fees (including, without limitation, license, documentation and registration fees) and all taxes (including, without limitation, income, gross receipts, preference, rental, sales, use, turnover, value added, property (tangible or intangible), excise and stamp taxes), licenses, levies, imposts, duties, charges, recording charges or fees, assessments or withholdings of any nature whatsoever together with any penalties, additions to tax, fines or interest thereon.

      1.49. "TAX INDEMNITY AGREEMENT" means the Tax Indemnity Agreement, dated the date hereof, between Lessor and Lessee, as amended, modified or supplemented in accordance with the terms thereof.

      1.50. "TERM" means the Basic Term and the Renewal Term(s).

      1.51. "TERMINATION DATE" has the meaning assigned to such term in Section 2.2.

      1.52. "TERMINATION VALUE" with respect to the Aircraft as of any Rent Payment Date means the amount specified in Schedule II attached hereto.

      1.53. "TRANSACTION COSTS" shall mean, printing and reproduction costs; appraisal fees; placement fees and out-of-pocket expenses of Seabury Securities, LLC; fees and expenses of counsel for Lessor and Lessee, recording costs of the Lease and other documents, as well as fees and expenses of counsel for the seller in connection with the sale of the Aircraft to Lessor.

      1.54. "TRANSPORTATION ACT" means subtitle VII of Title 49 of the United States Code, or any successor provision.

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      1.55. "U.S. AIR CARRIER" means any air carrier (as defined in Section
40102(a)(2) of the Transportation Act) which is a citizen of the United States (as defined in Section 40102(a)(15) of the Transportation Act) as to which there is in force authority from the U.S. Department of Transportation authorizing scheduled commuter interstate air transportation pursuant to an exemption under 14 C.F.R ss. 298 or a certificate of public convenience and necessity issued pursuant to Section 41102(a) of the Transportation Act and as to which there is in force an air carrier operating certificate issued pursuant to 14 C.F.R. Part 121 or Part 135 of the Federal Aviation Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof; provided at all times such carrier shall hold an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of the Transportation Act for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

SECTION 2. AGREEMENT TO LEASE; TERM; RENT

      2.1. AGREEMENT TO LEASE. Lessor hereby agrees, subject to satisfaction of the conditions set forth herein, to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Aircraft, as evidenced by the execution by Lessor and Lessee of this Lease, a Lease Supplement leasing the Aircraft hereunder and execution and delivery by Lessee of an Acceptance Certificate. Lessee hereby agrees that such acceptance of the Aircraft by Lessee shall, without further act, irrevocably constitute acceptance by Lessee of such Aircraft for all purposes of this Lease.

2.2.  TERM OF THE LEASE.

      (a) BASIC TERM. The Basic Term of this Lease shall be fifteen years from the Commencement Date, unless sooner terminated in accordance with the provisions hereof (the "Termination Date").

      (b) RENEWAL TERM(S). The Renewal Term(s) shall be as described in Section 22.

      2.3. RENT.

      (a) BASIC RENT. Lessee shall promptly pay (or cause to be paid) to Lessor Basic Rent during the Basic Term on each Rent Payment Date in the amount provided in Schedule I to this Lease.

      (b) RENEWAL RENT. Lessee shall promptly pay (or cause to be paid) to Lessor Renewal Rent on each Rent Payment Date during the Renewal Term in the amount determined pursuant to Section 22 hereof).

      (c) SUPPLEMENTAL RENT. Lessee shall promptly pay (or cause to be paid) to Lessor any and all Supplemental Rent as the same shall become due and owing hereunder. In the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Interest on past due Basic Rent shall be computed at the Past Due Rate, and shall be considered Supplemental Rent. The expiration or other termination of Lessee's obligation to pay Basic Rent hereunder shall not limit or modify Lessee's obligations with respect to Supplemental Rent.

      (d) ADJUSTMENTS TO BASIC RENT. Following the Delivery Date, all installments of Basic Rent remaining to be paid during the Basic Term shall be recalculated and adjusted, upward or downwards as the case may be (and corresponding adjustments shall be made to the Stipulated Loss Values and the Termination Values applicable during the remaining Basic Term), in the event that (i) the Transaction Costs payable by Lessor are more or less than [*] of Lessor's Cost (unless Lessee elects to pay such excess directly), and/or (ii) any tax indemnity payment is financed through a Basic Rent adjustment. Such adjustment shall be made in such manner as to maintain the Net Economic Return and to minimize the greatest extent practicable consistent therewith, the mathematical average of the remaining Basic Rent payments. Adjustments to the installments of Basic Rent (expressed as percentages of Lessor's Cost) and conforming adjustments to the Stipulated Loss Values and Termination Values shall be calculated by Lessor in accordance with the terms of this Section 3(c). Lessor shall deliver to Lessee schedules setting forth the revised amounts, which shall be subject to review by Lessee and verification as provided herein. In the event that a dispute regarding any such adjustment is not resolved by written agreement of Lessor and Lessee within 30 days following receipt by Lessee of Lessor's schedules of proposed adjustments, Lessee shall have the right by written notice to Lessor within 30 days after receipt of Lessor's proposed adjustments to cause a lease advisory firm or a nationally-recognized firm of accountants selected by Lessor and reasonably acceptable to Lessee to verify shall proposed adjustments. Lessor shall provide to such firm, but not, in any circumstances, to Lessee or any representatives of Lessee, on a confidential basis, such information as such firm may reasonably require, including, without limitation, a true copy of this Lease and a full description of the methodology and assumptions employed by Lessor in calculating the Basic Rent and Stipulated Loss Values and Termination Values as in effect on the Delivery Date and a true copy of the calculations of the adjustments performed by Lessor at the time, to enable such firm to determine whether the adjustments proposed by Lessor are mathematically accurate, apply the same methodology and assumptions (except to the extent changed by the events giving rise to such recalculation) as were employed in the calculations of the Basic Rent, Stipulated Loss Values and Termination Values in effect on the Delivery Date, and are otherwise in conformity with the provisions of this Lease. Lessee and its financial advisors shall be entitled to submit to such firm such data and views concerning the proposed adjustments as Lessee may elect. The firm shall be requested to deliver to each of Lessor and Lessee within 30 days after its appointment its determination as to the changes, if any, that are appropriate with respect to the adjustments proposed by Lessor. The adjustments proposed by Lessor, if not disputed by Lessee as provided above, or the determination of the firm as provided above, as the case may be, shall be conclusive, final and binding upon Lessor and Lessee. No dispute concerning any adjustment shall release Lessee from its obligations to pay the Basic Rent or Stipulated Loss Value or Termination Value as then set forth herein. All reasonable fees and expenses payable to the outside firm pursuant to this Section 3(c) shall be paid by Lessee, except that such fees and expenses shall be shared equally by Lessor and Lessee if, as a result of changes determined by the firm, the net present value, discounted at the Base Rate, of Basic Rent

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* Confidential

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remaining to be paid is [*] or more lower than it would have been under the adjustments proposed by Lessor. Any adjustments made pursuant to this Section 3(c) shall (i) be made so as to avoid characterization of this Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and the Treasury Regulations promulgated thereunder, and (ii) comply with the requirements of Revenue Procedure 75-21 and 75-28 (or any successor relevant procedures), except to the extent that on the Delivery Date the Lease constituted such a "disqualified leaseback or long-term agreement" or was not in compliance with the revenue procedure referred to above. All adjustments required pursuant to this Section 3(c) shall be set forth in a Lease Supplement or in an amendment to this Lease.

      (e) PAYMENTS IN GENERAL. All payments of Rent shall be made to Lessor in the United States of America by wire transfer of immediately-available funds prior to noon (12:00) p.m. Eastern time on the due date thereof, to Lessor's account at the Charter One Bank, F.S.B., 1215 Superior Avenue, Cleveland, Ohio 44114, ICX Corporation account no. 40-0113830, ABA number 241-070-417 (or such other account as Lessor shall direct in a written notice to Lessee at least five Business Days prior to the date such payment of Rent is due). Notwithstanding anything in this Lease to the contrary, if any date on which a payment of Rent becomes due and payable is not a Business Day, such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and, provided such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

SECTION 3. LESSOR'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

      Lessor hereby represents and warrants to, and covenants and agrees with, Lessee as follows:

      3.1. DUE ORGANIZATION. Lessor is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio and has the corporate power and authority to enter into and perform its obligations under this Lease and the Lease Supplement.

      3.2. DUE AUTHORIZATION; ENFORCEABILITY. This Lease has been, and on the Delivery Date, the Lease Supplement will be, duly executed and delivered by a Responsible Officer who is duly authorized to execute and deliver such instruments on behalf of Lessor. Each of the Lease and the Lease Supplement (when so executed and delivered) will be the legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as such enforceability is affected by applicable laws or judicial decisions regarding bankruptcy, bankruptcy moratorium, fraudulent transfers or other laws affecting creditors' rights or by application of the principles of equity.

      3.3. NO VIOLATIONS. Neither the execution and delivery by Lessor of this Lease and the Lease Supplement nor the performance by Lessor of its obligations hereunder and thereunder, will be inconsistent with its charter or bylaws, does not and will not contravene any currently existing law, governmental rule or regulation, judgment or order, including, but not limited to, any statute, rule, regulation, franchise or permit applicable to or binding on Lessor, and does not and will not contravene any provision of, or constitute a default under, any currently existing

--------
* Confidential
indenture, mortgage, contract or other instrument to which Lessor is a party or by which it or any of its properties is bound.

      3.4. DISCLAIMER. LESSEE EXPRESSLY AGREES TO LEASE THE AIRCRAFT IN "AS IS, WHERE IS" CONDITION "WITH ALL FAULTS", EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE. LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSOR AND LESSEE (A) THE AIRFRAME AND EACH ENGINE IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE IS SUITABLE FOR ITS PURPOSE, (C) LESSOR IS NOT A MANUFACTURER NOR A DEALER IN PROPERTY OF SUCH KIND, AND (D) LESSOR DOES NOT MAKE, HAS NOT MADE AND SHALL NOT BE DEEMED TO HAVE MADE, AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, THE QUALITY OF MATERIAL OR WORKMANSHIP, THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF. LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE FOR ANY DAMAGE OR LOSS (INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, CONSEQUENTIAL AND SPECIAL DAMAGES) SUFFERED BY LESSEE DIRECTLY OR INDIRECTLY BECAUSE OF ANY DEFECT IN THE AIRCRAFT. NONE OF THE PROVISIONS OF THIS SECTION 3.4 OR ANY OTHER PROVISION OF THIS LEASE IS INTENDED TO AMEND, MODIFY OR OTHERWISE AFFECT THE EXPRESS REPRESENTATIONS, WARRANTIES OR OTHER OBLIGATIONS OF THE MANUFACTURER, OR ANY OTHER VENDOR, MANUFACTURER, SUBCONTRACTOR OR SUPPLIER WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, OR TO RELEASE MANUFACTURER OR ANY OTHER VENDOR, MANUFACTURER, SUBCONTRACTOR OR SUPPLIER FROM ANY SUCH REPRESENTATION, WARRANTY OR OBLIGATION OR ANY RIGHTS OF LESSOR OR LESSEE WITH RESPECT THERETO.

SECTION 4. LESSEE'S REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS.

      Lessee hereby represents and warrants to, and covenants and agrees with, Lessor as follows:

      4.1. DUE ORGANIZATION. Lessee is a corporation duly organized and validly existing in good standing under the laws of the state of New York; is duly qualified as a foreign corporation to do business in each jurisdiction in which its operations or the nature of its business requires, except where the failure to be so qualified would not have a material adverse effect on this Lease, Lessee or its business; is a U.S. Air Carrier; and has the corporate power and authority to conduct its business as it is presently being conducted, to lease the Aircraft, and to enter into and perform its obligations under this Lease, the Lease Supplement and the Tax Indemnity Agreement.

      4.2. DUE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Lessee of this Lease, the Lease Supplement and the Tax Indemnity Agreement will on the Delivery Date be duly authorized by all necessary corporate actions and will be executed and delivered by a Responsible Officer who is duly authorized to execute and deliver such instruments on behalf of Lessee. Each of the Lease, the Lease Supplement (when so executed and delivered) and the Tax Indemnity Agreement will be the legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforceability is affected by applicable laws or judicial decisions regarding bankruptcy, bankruptcy moratorium, fraudulent transfers or other laws affecting creditors' rights or by application of the principles of equity.

      4.3. NO VIOLATIONS. Neither the execution and delivery by Lessee of this Lease, the Lease Supplement and the Tax Indemnity Agreement, nor the performance by Lessee of its obligations hereunder and thereunder, will be inconsistent with its charter or bylaws, does not and will not contravene any currently existing law, governmental rule or regulation, judgment or order, including, but not limited to, any statute, rule, regulation, franchise or permit applicable to or binding on Lessee, and does not and will not contravene any provision of, or constitute a default under, any currently existing indenture, mortgage, contract or other instrument to which Lessee is a party or by which it or any of its properties is bound, and does not and will not require the consent or approval of any holders of the stockholders of Lessee or any currently existing indebtedness or obligation of Lessee.

      4.4. NO GOVERNMENTAL APPROVALS, NOTICES AND FILINGS. Except for (i) the filing for recording of the Lease and Lease Supplement pursuant to the Transportation Act, and (ii) the filing of financing statements (and continuation statements at periodic intervals) with respect to the interests created by such documents under the Uniform Commercial Code of New York, Connecticut, Ohio and Indiana (which filing statements Lessor has prepared and Lessee shall cause to be presented in due form for filing to the appropriate filing office in New York, Connecticut, Ohio and Indiana), no consent or approval of, giving of notice to, registration with, filing or recording of any document, or taking of any action in respect of or by, any United States Federal, state or local or foreign governmental authority or agency or other person is necessary with respect to the execution, delivery or performance by Lessee of this Lease and the Lease Supplement, or the consummation by Lessee of any of the transactions contemplated hereby or thereby, or to establish and perfect Lessor's title to and interest in the Aircraft as against Lessee and as against any third parties in any applicable jurisdictions.

      4.5. LITIGATION. There are no actions, suits, claims or proceedings pending or, to the knowledge of Lessee, threatened against or affecting Lessee in any court or before any governmental commission, arbitrator, agency, board or authority, domestic or foreign, which relate to any of the transactions contemplated by this Lease or the Lease Supplement or which, if adversely determined, could have a material adverse effect on either the business, operations or financial condition of Lessee or the ability of Lessee to perform its obligations under this Lease or the Lease Supplement, or which may adversely affect the legality or enforceability of the terms of this Lease or any other such document, except as otherwise specifically disclosed herein.

      4.6. NO DEFAULTS. Lessee is not in default under any indenture, pledge, contract, mortgage, loan agreement or other instrument to which Lessee is a party, nor is Lessee in violation of any law, order, injunction, decree, rule or regulation applicable to Lessee of any court or administrative body, which default or violation could materially and adversely affect the business, property, assets, operations or condition, financial or otherwise, of Lessee.

      4.7. LOCATION OF CHIEF EXECUTIVE OFFICES. The chief executive office or chief place of business of Lessee is located at 2500 S. High School Road, Indianapolis, Indiana 46241. Lessee agrees to give Lessor written notice of any relocation of its chief executive office or chief place of business from the present location.

      4.8. LESSEE DULY LICENSED. Lessee holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States and/or all other governmental authorities having jurisdiction necessary to perform under this Lease.

      4.9. NO EVENT OF LOSS OR EVENT OF DEFAULT. On the Delivery Date, no event exists which would be an Event of Default hereunder or an Event of Loss hereunder.

      4.10. FINANCIAL STATEMENTS. The statements of financial position of Lessee as of March 31, 1999 and the related statements of earnings and cash flow of Lessee, copies of which have been furnished to Lessor, fairly present the financial condition of Lessee at such date and the results of operations and cash flow of Lessee for the period ended on such date, in accordance with generally accepted accounting principles consistently applied, and since March 31, 1999, there has been no material and adverse change in such condition or operations.

      4.11. TITLE. Lessor will receive good title to the Aircraft free and clear of all Liens, except the rights of Lessee under the Lease and the Lease Supplement covering the Aircraft, and the Liens permitted by clauses (v) (solely for Taxes not yet due) and (vi) (contested liens) of Section 9.1 hereof.

      4.12. NON-SOLICITATION. Neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered any interest in the Aircraft for sale to, or solicited any offer to acquire any of the same from, anyone other than Lessor and not more than forty (40) other institutions believed capable of evaluating and bearing the risks of investment in the transactions contemplated hereby.

      4.13. APPROVALS. No governmental approval of any kind is required of Lessor for its executions of or performance under this Agreement or any agreement contemplated hereby solely by reason of any fact or circumstance peculiar to: (a) Lessee, (b) the nature of the Aircraft, or (c) Lessee's proposed operations or use of the Aircraft.

      4.14. TAXES. Lessee has filed or caused to be filed all Federal, state, local and (in Lessee's reasonable opinion) foreign tax returns which are required to be filed and has paid or caused to be paid all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and by appropriate proceedings and for the payment of which adequate reserves have been provided in accordance with generally accepted accounting principles) on any assessment received by Lessee, to the extent that such taxes have become due and payable, except such returns or taxes as do not materially and adversely affect the business, property or assets, operations or condition, financial or otherwise, of Lessee and do not involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Aircraft.

      4.15. AIRCRAFT. The Aircraft has been duly certified by the FAA as to type and airworthiness, has been insured by Lessee in accordance with the terms of this Lease, is in the condition and state of repair required under the terms of this Lease, and the Airframe and Engines are in Lessee's possession.

SECTION 5. CONDITIONS PRECEDENT TO OBLIGATION OF LESSOR AND LESSEE.

      5.1. LESSOR'S CONDITIONS. Lessor's obligation to deliver the Aircraft to Lessee for lease hereunder shall be subject to the receipt of the following documents, in form and substance satisfactory to Lessor, prior to such delivery (unless otherwise provided):

      (a)   The Lease, executed by Lessee and Lessor.

      (b) A copy of resolutions of the Board of Directors of Lessee or other written evidence of appropriate corporate action, certified by the Secretary of Lessee, duly authorizing or ratifying the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease and the Lease Supplement.

      (c) An incumbency certificate as to the person or persons authorized to execute and deliver this Lease and the Lease Supplement.

      (d)   An Acceptance Certificate for the Aircraft executed by Lessee.

      (e)   A Lease Supplement for the Aircraft executed by Lessee.

      (f) A certificate signed by Lessee's insurance brokers evidencing compliance with the insurance provisions of Section 11.

      (g) Opinions of counsel to Lessee, dated the Delivery Date, in substantially the form of Exhibit E hereto.

      (h) Such financing statements under the Uniform Commercial Code or other law with respect to the Lease and the Aircraft as shall have been reasonably requested by Lessor.

      (i) All appropriate action required to have been taken by the Federal Aviation Administration and any other applicable governmental or political agency, subdivision or instrumentality of the United States, on or prior to the Delivery

            Date in connection with the transactions contemplated by this Lease and the Lease Supplement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Lease and the Lease Supplement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

      (j) Receipt by Lessor of an appraisal of the Aircraft in form and substance satisfactory to Lessor.

      (k) Delivery to Lessor by Solitair Corporation of an executed warranty bill of sale for the Aircraft in form and substance satisfactory to Lessor.

      (l) Delivery to Lessor by Solitair Corporation of an executed assignment of warranties for the Aircraft and the Engines in form and substance satisfactory to Lessor.

      5.2. LESSEE'S CONDITIONS. Lessee's obligation to accept delivery of the Aircraft from Lessor for lease hereunder shall be subject to the following conditions precedent:

      (a)   The Aircraft is tendered by Lessor for delivery on the Delivery
            Date.

      (b) Lessor, at Lessee's expense, shall have delivered to Lessee a temporary FAA certificate of registration for the Aircraft (a "pink slip") in Lessor's name, or if Lessee requests, Lessor shall execute and deliver an application for an authorization, telex or facsimile (a "flying time wire") which permits the Aircraft to be operated outside of the United States, at Lessee's cost.

SECTION 6. DELIVERY OF THE AIRCRAFT.

      6.1. DELIVERY LOCATION. The Aircraft shall be delivered to Lessee "As-Is, Where-Is" at Memphis, Tennessee.

      6.2. ACCEPTANCE OF DELIVERY. Lessee's execution of the Acceptance Certificate shall constitute Lessee's acknowledgment and agreement that, as between Lessor and Lessee, the Aircraft has been inspected to Lessee's satisfaction, and that Lessee has unconditionally accepted the Aircraft for lease hereunder. Concurrently with the execution of the Acceptance Certificate, Lessee shall also execute and deliver to Lessor the Lease Supplement, dated the Delivery Date, and Lessor shall also execute such Lease Supplement. Execution of the Lease Supplement by Lessee and Lessor shall evidence that the Aircraft has been leased hereunder upon and subject to all of the terms, conditions, and provisions hereof. Without limiting or diminishing the disclaimers set forth in
Section 3.4, Lessee's failure to notify Lessor or any defect or discrepancy shall not establish or evidence the absence thereof insofar as the Manufacturer or any supplier is concerned.

SECTION 7. REGISTRATION; MAINTENANCE; OPERATION; POSSESSION; PERMITTED SUBLEASES; INSIGNIA.

      7.1.  REGISTRATION.

      (a) On the Delivery Date, Lessee shall, at its own cost and expense, cause this Lease and the Lease Supplement to be duly filed with the FAA under the Transportation Act, and except as provided in Section 7.1(b), Lessee shall not take any action or fail to take any action that would cause the Aircraft not to remain at all times duly registered under the Transportation Act unless Lessor consents in advance in writing to the registration of the Aircraft in another jurisdiction. Lessee shall execute and deliver all such documents at its own cost and expense as Lessor may reasonably request for the purpose of effecting and continuing such registration. In addition, Lessee shall take such other actions as may be necessary in any other jurisdiction in which the Aircraft may be operated to protect Lessor's interest as owner of the Aircraft and as Lessor hereunder. Lessee shall have the right, upon written notice to Lessor, to cause the United States registration number for the Aircraft to be changed to another United States registration number selected by Lessee. Lessor agrees to cooperate with Lessee, at Lessee's sole cost and expense, including, without limitation, executing and delivering to Lessee a Form AC 8050-64, "Assignment of Special Registration Number," for the Aircraft. Lessee shall solely be responsible for the cost of painting its designated United States registration number on the Aircraft and for all other costs associated with or resulting from the change of the registration number of the Aircraft.

      (b) Lessee shall have the right, in connection with a Permitted Sublease to a Permitted Sublessee pursuant to Section 13.2, to change the registration of the Aircraft to any country listed on Schedule III hereto approved for re-registration. Lessee's right to change the registration shall be subject to appropriate recordation in the country of registry of the rights of Lessor, provided that Lessee shall deliver to Lessor an opinion of counsel reasonably satisfactory in form and substance to Lessor to the effect that the rights of Lessor in and to the Aircraft and the Lease and the obligations of Lessee under the Lease will not be impaired under the laws of such country, Lessor will not be required to qualify to do business in such jurisdiction as a result of such re-registration, the laws of such Permitted Sublessee's country of domicile require fair compensation by the government of such jurisdiction for the loss of use of or title to such Engine or the Airframe in the event of the requisition by such government of such use or title (it being understood that in the event such opinion cannot be given in a form reasonably satisfactory to Lessor, such opinion will be waived if insurance reasonably satisfactory to Lessor is provided to cover such requisition) and provided, further, that Lessee shall also provide Lessor with satisfactory assurances that the Lessor's title to the aircraft will be recognized in such new jurisdiction of registry. In addition, Lessee shall provide to Lessor evidence reasonably satisfactory to Lessor that
(i) the country of proposed re-registration provides promulgated guidelines establishing that the prompt and orderly de-registration of the Aircraft will not be unreasonably impeded, and (ii) the jurisprudence and laws of such country do not clearly provide for greater tort liability to Lessor than under similar circumstances in the United States. All costs incurred with such change of registry shall be for the account of Lessee.

      7.2. MAINTENANCE. During the Term, Lessee, at its own cost and expense, shall (or, if any Permitted Sublease is then in effect, shall cause any Permitted Sublessee to):

      (a) maintain, inspect, service, repair, test, operate and overhaul (or cause to be maintained, inspected, serviced, repaired, tested, operated and overhauled) the Aircraft in accordance with the Maintenance Program so as to keep (A) the Aircraft in good operating condition, and (B) the Aircraft in such condition as may be necessary to enable the applicable airworthiness certification for the Aircraft to be maintained in good standing at all times under (I) the Transportation Act, except when a group of aircraft of the same type and series as the Aircraft powered by engines of the same type and series as those with which the Airframe is from time to time equipped and registered in the United States and flying in commercial passenger service have been grounded by the Federal Aviation Administration, and (II) the applicable laws of any other jurisdiction in which the Aircraft may then be registered, based and/or operated from time to time. In any event, the Aircraft shall be maintained at least at the level as Lessee maintains, and utilizing the same manner of maintenance, service, repair or overhaul as used by Lessee with respect to, similar aircraft owned, leased or operated by Lessee. Notwithstanding anything herein to the contrary, all maintenance, including "C" checks and engine overhauls, shall be performed by Lessee or an FAA-approved repair station;

      (b) maintain or cause to be maintained in the English language all Manuals and Technical Records, and other materials required to be maintained in respect of the Aircraft by the Federal Aviation Administration and the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered and/or based from time to time, including, but not limited to, all documents necessary to establish compliance with applicable FAA requirements for the Airframe, the Engines and life-limited parts (which records, logs and other materials, as between Lessor and Lessee and all parties claiming through Lessee, shall be the property of Lessor but shall be maintained by Lessee during the Term of this Lease and shall become the property of Lessee upon the occurrence of an Event of Loss and Lessee's compliance with Section 10.1); and

      (c) promptly furnish or cause to be furnished to Lessor such information as may be required to enable Lessor to file any reports required to be filed by Lessor with any governmental authority or lending institution.

      7.3. COMPLIANCE WITH AIRWORTHINESS DIRECTIVES. Lessee shall ensure at its cost and expense that the Aircraft shall at all times have a currently effective airworthiness certificate issued by the FAA under the Federal Aviation Regulations (or by any other governmental authority having jurisdiction over the operation of the Aircraft). Lessee (or during the term of any Permitted Sublease, the Permitted Sublessee), at its cost and expense, shall ensure that the Aircraft is in compliance with all applicable Airworthiness Directives, and Federal Aviation Regulation requirements (or the requirements of any other governmental authority having jurisdiction over the Aircraft). All Airworthiness Directives shall be accomplished in accordance with all applicable bulletins and manuals published by the manufacturer of the Airframe or Engines or Parts or FAA-approved data developed by Lessee, and in a manner consistent with similar aircraft owned, leased or operated by Lessee.

      7.4. REPLACEMENT OF PARTS. Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee), shall, at its own cost and expense, promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 7.6. In addition, Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee), except as otherwise provided in Section 7.6, will, at its own cost and expense, replace such Parts as promptly as practicable. If not obtained from an original equipment manufacturer, all Parts installed during the Term must have been repaired/overhauled by an FAA-approved repair station and be accompanied by appropriate certification and documentation to demonstrate compliance with applicable requirements. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by Section 7.5 and except for replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value, utility and remaining useful life at least equal to, the Parts replaced, but in all events such replacement Parts shall be no less than in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts have been replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for replacement parts specified above.

Immediately upon any replacement part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by Section 7.5 and except for replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall thereupon vest in Lessor, (ii) such replacement Part shall become subject to this Lease and be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine, and (iii) title to the replaced Part shall thereupon vest in Lessee (or, if a Permitted Sublease is then in effect, any Permitted Sublessee), free and clear of all Lessor Liens and rights of Lessor, and shall no longer be deemed a part hereunder.

      7.5. POOLING OF PARTS. Any Part removed from an Airframe or any Engine as provided in Section 7.4 may be subjected by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) to a customary pooling or interchange arrangement with other aircraft or engines owned or leased by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee); provided that if as a consequence thereof a Part is removed, the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or Engine in accordance with Section 7.4 as promptly as practicable after the removal of such removed Part. When incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 7.4, any Part replacing a Part that is removed under a customary pooling or interchange arrangement may be owned by any third party, provided that Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee), at its cost and expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in Lessor in accordance with such Section 7.4 by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) acquiring title thereto for the benefit of, and transferring such title to, Lessor free and clear of all Liens other than Permitted Liens, or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) free and clear of all Liens other than Permitted Liens and by causing title to such further replacement Part to vest in Lessor in accordance with Section 7.4. All such replacement Parts shall be in as good operating condition as, and shall have a value, utility and remaining useful life at least equal to, the Parts replaced, but in all events such replacement Parts shall be no less than in the condition and repair required to be maintained by the terms hereof. No pooling or interchange arrangement will result in a change of title or registration of the Aircraft or effect Lessor's status under this Lease.

      7.6. ALTERATIONS, MODIFICATIONS AND ADDITIONS. Lessee (or, if a Permitted Sublease is then in effect, any Permitted Sublessee), shall, at its own cost and expense, make (or cause to be made) such alterations and modifications in and additions to the Airframe and Engines as may be required from time to time to meet the applicable standards of the FAA or any applicable regulatory agency or body of any other jurisdiction to which the Aircraft may then be subject, and such other modifications, alterations and improvements as do not decrease the fair market value utility or remaining useful life of the Aircraft. Title to all Parts incorporated or installed in or attached or added to the Airframe or an Engine as the result of such alteration, modification, removal or addition shall, without further act, vest in Lessor. Notwithstanding the foregoing,

Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) may, at any time during the Term, so long as no Event of Default has occurred and is continuing, remove or suffer to be removed any Part, provided that such Part (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of or substitution for any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or any Engine pursuant to the terms of Section 7.2(a) or the first sentence of this Section 7.6, (iii) can be removed from the Airframe or such Engine without (A) causing material damage to the Airframe or such Engine (it being understood that Lessee shall repair any damage caused by a permitted removal), or (B) diminishing or impairing the value, utility, condition, remaining useful life or airworthiness which the Airframe or such Engine would have had at such time had such alteration, modification, removal or addition not originally occurred, assuming such Airframe or such Engine was then of the value, utility, and remaining useful life and in the condition of airworthiness required to be maintained by the terms of this Lease, and (iv) was not paid for by Lessor; provided, however, that the value of all parts removed pursuant to this sentence shall not exceed $100,000 in the aggregate. Upon the removal by Lessee (or Permitted Sublessee) of any Part as provided above, title thereto shall, without further act, vest in Lessee (or any Permitted Sublessee, as the case may be) and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Any Part not removed by Lessee (or any Permitted Sublessee) as above provided prior to the return of the Airframe or Engine to Lessor hereunder shall remain the property of Lessor.

      7.7.  OPERATION.

            (a) Lessee will not maintain, use, service, repair, overhaul, operate or locate the Aircraft (or, if any Permitted Sublease is then in effect, permit any Permitted Sublessee to maintain, use, service, repair, overhaul, operate or locate the Aircraft) in violation of any law or any rule, regulation, order, directive, bulletin or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority, except to the extent Lessee (or, if a Permitted Sublease is then in effect, any Permitted Sublessee) is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not involve any material risk of liabilities or any civil or criminal penalties being imposed on or against Lessor, that does not involve any material risk of loss, forfeiture or sale of the Aircraft or any Engine, and that does not adversely affect Lessor, Lessor's title or interest in the Aircraft or any Engine, or Lessor's interest in this Lease. Except as provided in Section 7.3, if any such law, rule, regulation, order, directive, bulletin, certificate, license or registration requires alteration of the Aircraft or any Engine, Lessee will conform the same therewith at its own cost and expense and will maintain the Aircraft and each Engine in compliance with such law, rule, regulation, order, directive, bulletin, certificate, license or registration.

            (b) Lessee will not operate or locate the Aircraft, or permit any Permitted Sublessee to operate or locate the Aircraft, in any area excluded from coverage by any insurance policy required by the terms of this Lease, except in the case of temporary operations due to unforeseen circumstances beyond Lessee's control (e.g., weather, hijacking, malfunctions, ETC.)

            (c) The Aircraft shall be operated only by pilots and other airmen holding valid licenses or other necessary authorizations as may be required by applicable laws and regulations.

      7.8.  POSSESSION AND PERMITTED SUBLEASES.

            (a) During the Basic Term, Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine, or install or permit to be installed any Engine on any airframe other than the Airframe, or to install or permit to be installed on the Airframe any engines other than the Engines (other than to the extent an Engine is receiving off-wing maintenance service). The wet lease or charter of the Aircraft shall not be considered a sublease; provided, however, that at all times, Lessee has operational control of the Airframe and Engines.

            (b) Notwithstanding anything herein to the contrary, Lessee may, without the prior written consent of Lessor:

                  (i) install a substitute engine owned by Lessee on the
            Airframe so long as the substitute engine is free and clear of all Liens except Permitted Liens;

                  (ii) install or permit the installation of an Engine on an airframe which is owned by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) free and clear of all Liens except (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), and (B) mortgage liens or other security interests, provided that such mortgage liens or other security interests effectively provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                  (iii) provided no Event of Default has occurred and is
            continuing, install or permit the installation of an Engine on an airframe leased to Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) or purchased by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) subject to a conditional sale or other security agreement, provided that (A) such airframe is and remains free and clear of all Liens except (I) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (II) Liens of the type permitted by Section 7.8(b)(ii) hereof and (B) such lease, conditional sale or other security agreement expressly provides that such Engine shall not become subject to the lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe; or

                  (iv) install or permit the installation of an Engine on an airframe owned by Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee), leased to Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) or purchased by Lessee (or if any Permitted Sublease is then in effect, any Permitted Sublessee) subject to a conditional sale or other security agreement under circumstances where neither Section 7.8(b)(ii) nor Section 7.8(b)(iii) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and Lessee shall (or shall cause any Permitted Sublessee to) comply with Section 10.2 hereof in respect thereof.

             (c) The rights of any Permitted Sublessee or other transferee who receives possession by reason of a transfer permitted by this Section or
      Section 13 hereof, other than the transfer of an Engine which is deemed an Event of Loss, shall be and shall be deemed to be effectively subject and subordinate to, and any Permitted Sublease permitted by this Section or
      Section 13 hereof shall be effectively and expressly subject and subordinate to, all the terms of this Lease, including, without limitation, Lessor's rights to repossession and to avoid such Permitted Sublease upon such repossession. The terms of such Permitted Sublease shall not permit any Permitted Sublessee to take any action not permitted to be taken by Lessee under this Lease. Lessee shall remain primarily liable hereunder for the performance of all of the terms and conditions of this Lease to the same extent as if such Permitted Sublease had not occurred. No pooling agreement, interchange agreement, Permitted Sublease or other relinquishment of possession of the Airframe or any Engine or part shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or constitute a waiver of Lessor's rights or remedies hereunder. All necessary action shall be taken by Lessee at its expense which is required in connection with any Permitted Sublease to continue the perfection of the right, title and interest of Lessor in the Aircraft, the Airframe and the Engines and Lessor's rights under the Lease, and such Permitted Sublease and all other actions necessary or required to preserve the right, title and interest of Lessor in the Aircraft, Airframe and Engines. Notwithstanding any provision herein to the contrary, no Permitted Sublease permitted pursuant to this Section or Section 13 shall permit any further sub-subleasing of the Aircraft.

      7.9. INSIGNIA. Lessee agrees to maintain (or cause to be maintained) in a convenient location in the cockpit of the Airframe a nameplate setting forth the name of Lessor and its status as owner/lessor of the Aircraft. Such nameplate shall be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor, as permitted in this Agreement. Except as above provided, Lessee will not allow the name of any Person to be placed on an Airframe as a designation that might be interpreted as a claim of ownership; provided that nothing herein contained shall prohibit Lessee (or any Permitted Sublessee) from placing its customary colors and insignia on the Airframe.

      7.10. INSPECTIONS BY LESSOR. Not more than once annually during the Term, Lessor or its authorized representatives may upon at least 15 days' prior notice to Lessee (unless an Event of Default has occurred and continuing, in which event, Lessor may exercise its rights under this Section 7.10 as often as it deems necessary upon one Business Day's prior notice) and at a time and place reasonably acceptable to Lessee, at its own expense and risk, conduct a visual walk-around inspection of the Aircraft and any Engines, which shall not include opening any panels or bays and may inspect the Manuals and Technical Records relating to the operation and maintenance thereof (which Lessee shall provide copies of to Lessor upon Lessor's reasonable request), provided that (a) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (b) in the case of an inspection during a maintenance visit, such inspection shall not interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of the Airframe or any Engine or with the normal conduct of Lessee's or a Permitted Sublessee's business (provided further, that in no event shall this provision adversely affect Lessor's right to inspect the Aircraft at least once annually during the Term), and (c) Lessor shall not be required to undertake or incur any additional liabilities in connection with any such inspection. All information obtained in connection with any such inspection shall be held confidential by Lessor, except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority or as may be necessary to enforce the terms of this Lease. If requested by Lessor, Lessee shall provide, or shall cause any Permitted Sublessee to provide, the date (if then scheduled) upon which the Airframe undergoes its next scheduled major check and shall advise Lessor of the name and location (if then known) of the relevant maintenance performer.

SECTION 8. RETURN OF THE AIRCRAFT.

      8.1. RETURN. Upon the termination of this Lease at the end of the Term (unless there has been an Event of Loss with respect to the Aircraft or unless Lessee exercises its option to purchase the Aircraft or upon Lessor's exercise of its remedies pursuant to Section 15), Lessee shall, at its own cost and expense, return the Aircraft to Lessor at a location in the continental United States on Lessee's regional jet route system where Lessee has appropriate maintenance and repair facilities specified by Lessor (the "Return Location") in compliance with the provisions of this Section 8. At the time of its return, the Aircraft shall be free and clear of all Liens, other than Lessor Liens, and Lessor and Lessee shall execute a return acceptance certificate (the "Return Acceptance Certificate") in substantially the form attached hereto as Exhibit F. Lessee shall execute and deliver to Lessor such instruments of release and termination of this Lease as to the Aircraft, in form suitable for recording at FAA and other public offices, as Lessor may reasonably request in order to make clear upon public records that the Aircraft is free and clear of all rights of Lessee therein, and shall authorize Lessor to date such instruments with the effective date of expiration or earlier cancellation or termination of the Term of this Lease as to the Aircraft.

      8.2. RETURN OF OTHER ENGINES. In the event that any engine not owned by Lessor and leased to Lessee hereunder shall be delivered with the returned Airframe (a "Replacement

Engine"), Lessee shall, concurrently with such delivery, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Replacement Engine, in form and substance reasonably satisfactory to Lessor, and shall take such other action as Lessor may reasonably request with respect to the transfer of title thereof to Lessor. Upon transfer of title to Lessor, such Replacement Engine shall be deemed to be an Engine for all purposes hereof and thereupon Lessor will transfer to Lessee, without any representation, warranty or recourse of any kind whatsoever, express or implied, except a warranty as to the absence of Lessor's Liens, all of Lessor's right, title, and interest in and to any Engine not installed on such Airframe at the time of the return thereof. A Replacement Engine shall be the same or improved make and model as the Engines and, in any event, both engines on the returned Airframe shall be of the same make and model. Any engine returned shall meet the requirements set forth in Section 8.10, and shall be in the same or better condition and have the same or greater remaining value, utility and useful life as the replaced Engine, assuming that the replaced Engine was in such condition and repair and of the value, utility and useful life as required by this Lease.

      8.3. CONDITION OF THE AIRCRAFT. The Aircraft at the time of return to Lessor shall have been maintained and repaired in accordance with the Maintenance Program and this Lease, shall be in as good operating condition and appearance as when delivered, with all of the Aircraft equipment, components and systems functioning in accordance with their intended use, taking due account in each case of ordinary wear and tear, with no obvious damage. The Airframe shall satisfy the following conditions: if the C Check (or its then equivalent) is performed in segments, Lessee shall complete the next segment check within 100 Flight Hours prior to return and shall rectify all Discrepancies revealed by such check. If the Airframe is not on a segmented maintenance program, it shall have not less than the lesser of (i) one-half time, or (ii) 2,000 Flight Hours or 12 months, whichever is applicable, remaining until the next scheduled structural inspection. Upon return of the Aircraft, all on-condition and condition-monitored components shall be serviceable. Each applicable Airframe component shall have remaining not less than the lesser of (i) one-half time, or
(ii) 12 months.

      8.4. REGISTRATION AND CERTIFICATION OF THE AIRCRAFT. Lessee will, unless otherwise requested by Lessor in writing at least 30 days prior to expiration of the Term, cause the Aircraft (including for this purpose any engines installed on the Airframe which are not Engines), if it is not then so registered, to be registered under the laws of the United States with the Federal Aviation Administration in the name of Lessor or its designee. In addition, the Aircraft shall have a valid Certificate of Airworthiness issued by the Federal Aviation Administration permitting use of the Aircraft in commercial passenger service, and shall have been continuously maintained in compliance with the Lease and shall comply with the provisions of Federal Aviation Regulations, and all applicable noise, corrosion, environmental and aging aircraft requirements. If the Aircraft, with the prior written consent of Lessor, was not on an FAA-approved maintenance program immediately prior to its return hereunder, Lessee shall perform prior to the return of the Aircraft, at Lessee's cost and expense, all work necessary, if any, to bridge the Aircraft onto a maintenance program approved by the FAA so as to permit operation of the Aircraft under the Federal Aviation Regulations.

      8.5. OVERHAUL, REPAIRS, MODIFICATIONS; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS.

      (a) The Aircraft shall be properly documented to have been repaired or overhauled by certified repair stations acceptable to the FAA and in such a manner so that the Aircraft is approved by the FAA for use in the United States. All major repairs performed since the Aircraft was delivered to Lessee by the Manufacturer and which still exist on the Aircraft, must be immediately eligible to receive approval by the FAA (or a designee of the FAA), if so required. All data and documentation necessary to substantiate their certification, approval, and methods of compliance, as required, shall accompany all such repairs. All modifications performed since the Delivery Date which deviate from the certified configuration and which still exist on the Aircraft shall have approval by the FAA (or a designee of the FAA) or certification if so required. Complete data and documentation necessary to substantiate their certification and approval and methods of compliance shall accompany all such modifications.

      (b) The Aircraft shall, at Lessee's cost and expense, be in compliance with all amendments or changes to the Federal Aviation Regulations and Airworthiness Directives applicable to the Airframe, the Engines (or Replacement Engines) or Parts accomplished by terminating action in compliance with the issuing agency's or manufacturer's specific instructions, as the case may be, to the extent that such Regulations or Directives have an effective date for terminating compliance on or before the date of return or within 60 days thereafter. In addition to the foregoing, if Lessor by prior written consent allows the Aircraft to be registered under the laws of another jurisdiction, the Aircraft shall, at Lessee's expense, (i) be in compliance with all Airworthiness Directives and standards of the aviation authority of such jurisdiction, and
(ii) be in such physical condition, and accompanied by such documents and certificates (including, without limitation, any export airworthiness certificate), as may be required in order for the Aircraft to be eligible to be registered under the Transportation Act without expense to Lessor.

      8.6. DEFERRED MAINTENANCE. Lessee agrees that it will not defer maintenance or service, scheduled or unscheduled, with respect to the Aircraft in contemplation of return of the Aircraft and will maintain the Aircraft in accordance with the Maintenance Program; provided, however, that the Aircraft shall have no deferred maintenance items, inspection items or placards. Items deferred because of maintenance concessions (I.E., an exemption to operate beyond the normal limits by monitoring) shall be brought up-to-date as if such maintenance concessions or exemptions did not exist. Components whose time status exceed the conditions or requirements imposed by this Lease shall be brought into compliance with such conditions or requirements.

      8.7. CONFIGURATION. The Aircraft shall be returned in full passenger seating configuration. In the event that the then-current seating configuration has fewer seats than the seating configuration on the Delivery Date, Lessee shall also deliver any remaining seats to Lessor. Installed seats shall be fully serviceable and seat covers and other soft furnishings shall be in good condition.

      8.8. AIRCRAFT INTERIOR. The interiors and exteriors of the Aircraft shall be clean in accordance with U.S. commuter air carrier industry standards.

      8.9. FUEL AND OIL. All fuel and oil on board the Aircraft shall be the property of Lessor without charge.

      8.10. ENGINE CONDITION.

      (a) Upon return of the Aircraft, the Engines shall be in good operating and serviceable condition and ready for flight with all equipment, accessories and systems fully functional and operating within in-service limits and guidelines established by the relevant manufacturers, including any equipment, accessories or systems which would not otherwise be functioning due to an authorized deviation or variation. If the Maintenance Program for major overhauls and hot section inspections for the Engines is based on engine condition trend monitoring in accordance with the engine manufacturer's or an FAA-approved trend monitoring program, each Engine (or other engine returned with the Airframe) shall have satisfactorily completed, immediately prior to return, any boroscope inspection required under the trend monitoring program, and Lessee shall provide all trend data for each Engine (or other engine returned with the Airframe). If the boroscope inspection and the trend data indicate that any action (other than inspection and monitoring) should be taken in order to prevent serious engine deterioration or engine damage, Lessee shall complete or cause to be completed at its sole cost and expense all such action required, prior to return.

      (b) If the Maintenance Program is not based on engine condition trend monitoring, the Engines shall have individually 2,000 Flight Hours and in the aggregate 6,000 Flight Hours until scheduled overhaul, based upon the Maintenance Program at the time of return.

      (c) If, at the time of return, the Engines are subject to a Power-By-The-Hour Agreement under which Lessee (or Permitted Sublessee) is current on all payments and otherwise in good standing, in lieu of the foregoing requirements, Lessee shall return each Engine in such condition as shall make it eligible for continuous maintenance under a Power-By-The-Hour Agreement, in the hands of any U.S. air carrier. A "Power-By-The-Hour Agreement" is an engine maintenance program provided by the Engines' manufacturer or one of its affiliates or by another responsible maintenance provider, providing full maintenance (other than routine day-to-day maintenance; provided, that foreign-object damage, life-limited parts, line replacement units and abuse may be excluded or separately charged) for the Engines at no cost other than standard per-Cycle rates (I.E., excluding charges based on the current maintenance status of the Engines), all benefits of which program are generally available to qualifying U.S. air carriers.

      8.11. INSPECTION.

      (a) During the last three months of the Term, with not less than five days prior notice, Lessee will cooperate, in all reasonable respects, with the efforts of Lessor to sell or lease the Aircraft, including, without limitation, permitting prospective purchasers or lessees to inspect the Aircraft and the records relating thereto at reasonable times, provided that such cooperation shall not interfere with the normal operation of the Aircraft by Lessee or any Permitted Sublessee.

      (b) Immediately prior to the redelivery of the Aircraft, Lessee will make the Aircraft and the Manuals and Technical Records available to Lessor at a mutually-agreeable location for inspection by Lessor in order to verify that the Aircraft complies with the Lease. Lessee shall make available to Lessor at the Return Location, not less than ten days prior to the redelivery of the Aircraft, such documentation regarding the condition, use, maintenance, operation and history of the Aircraft during the Term of the Lease as Lessor may reasonably request. Except in regard to the costs associated with Lessee's personnel, the inspection shall be at Lessor's cost and expense.

      8.12. OPERATIONAL GROUND CHECK. Prior to the return of the Aircraft to Lessor hereunder, Lessee shall, at its cost and expense, conduct an operational ground check in accordance with the requirements of the Manufacturers, the Maintenance Program and this Lease, and shall promptly correct any Discrepancies at Lessee's cost and expense.

      8.13. OPERATIONAL CHECK FLIGHT. Promptly after completion of all corrections required under Section 8, the Aircraft shall be check flown by Lessee at its cost and expense, using qualified flight personnel, for the purpose of demonstrating to lessor compliance with the requirements of this Lease and the satisfactory operation of the Aircraft and its equipment and systems. Two of Lessor's employees or representatives may participate in such flight as observers. Lessee's pilot shall be in command of the Aircraft. Such flight shall be flown using the Manufacturer's operational check flight procedures sufficient to demonstrate the proper operation of all systems for normal passenger use and compliance with the requirements of this Lease. Upon completion of such operational check flight, Lessor shall set forth in writing any Discrepancies required to be corrected by Lessee in order to comply with provisions of this Section 8, and Lessee shall promptly correct or cause to be corrected at Lessee's cost and expense any such Discrepancies. Lessee shall provide for such additional test flights as are necessary to demonstrate that any Discrepancies identified on prior test flights have been corrected. If any of the Discrepancies referred to in Section 8.12 or this Section 8.13 continues to persist, Lessor may (but shall not be obligated to) accept return of the Aircraft and apply the procedure set forth in Section 8.15 for such Discrepancies.

      8.14. ACCEPTANCE. Unless otherwise mutually agreed, the operational check flight(s) shall take place at the Return Location. Upon satisfactory completion of the operational check flight(s), and after Lessee has corrected the Discrepancies as required to comply with this Section 8 or, in the discretion of Lessor, pursuant to the last sentence of Section 8.13, the Aircraft shall be technically accepted by Lessor's representatives at the Return Location. Such technical acceptance shall be evidenced by the execution and delivery of a return acceptance certificate in substantially the form of Exhibit F hereto. Subject to Section 8.15, Lessor hereby agrees that such acceptance of the Aircraft by Lessor or Lessor's representatives shall, without further act, irrevocably constitute acceptance of the redelivery of the Aircraft.

      8.15. DEFERRED DISCREPANCY CORRECTION. Any Discrepancies identified during the inspection, operational ground checks and operational check flight(s) referred to in Sections 8.11, 8.12 and 8.13 which were not corrected by Lessee prior to the acceptance of the Aircraft by Lessor pursuant to Section 8.14 shall be corrected by Lessee at Lessee's cost and expense or, at

Lessor's option, may be corrected by Lessor or its designee after return of the Aircraft and Lessee shall reimburse Lessor for all reasonable costs and expenses incurred by Lessor or its designee for accomplishing such Discrepancy corrections. Lessee shall, not later than 30 days after the date of Lessor's invoice, pay Lessor for all such costs and expenses.

      8.16. MANUALS AND TECHNICAL RECORDS. Lessee shall deliver or cause to be delivered to Lessor, at the time the Aircraft is returned to lessor, all of the Manuals and Technical Records, inspection, modification, maintenance and overhaul records, updated and maintained by Lessee through the date of return of the Aircraft as required by the FAA and the Maintenance Program. Such Manuals and Technical Records and other records shall be sufficient to establish and certify that the Aircraft has been maintained on an FAA-approved maintenance program. If hard (non-computerized) copies of the Manuals and Technical Records are not available, Lessee shall provide records maintained in accordance with alternate methods approved by the FAA. In addition, Lessee shall also provide Lessor, at the time the Aircraft is returned to Lessor, all records, documents, manuals, authorizations, drawings and data in English which were developed or caused to be developed by Lessee and/or required to be maintained with respect thereto under applicable rules and regulations of each country under the laws of which the Aircraft has been registered or to which the Aircraft was otherwise subject during the Term. If any Manuals and Technical Records are missing, incomplete, or otherwise not in accordance with FAA standards and requirements, Lessee shall re-accomplish the maintenance tasks necessary to produce such Manuals and Technical Records in accordance with the Maintenance Program prior to delivery of the Aircraft or otherwise perform all necessary acts (without regard to applicable waivers or deferrals) to obtain or recreate such Manuals and Technical Records in a manner satisfactory to the FAA. All life-limited Parts shall have full documentation necessary to trace compliance with the Maintenance Program and FAA requirements throughout the Term. All Manuals and Technical Records shall be in English and shall be made available upon request by Lessor for review at the central maintenance record facility for aircraft of the same type a minimum of 15 Business Days prior to the required date of Aircraft delivery to Lessor.

      8.17. SERVICE BULLETIN KITS. All vendors and manufacturers Service Bulletin Kits for the Aircraft obtained by Lessee (or, if a Permitted Sublease is then in effect, any Permitted Sublessee) free of charge but not installed therein shall be returned with the Aircraft, as part of the Aircraft at the time of return.

      8.18. LESSEE'S SPECIAL EXTERIOR MARKINGS. At the time of the return of the Aircraft, Lessee shall, at its cost and expense, shall have all of Lessee's and any Permitted Sublessee's special exterior markings and insignia removed or painted over, and the areas where such markings have been removed or painted over refurbished as necessary to blend with adjacent areas; provided that the FAA registration number shall not be removed from the Aircraft. in the event that, notwithstanding Lessee's obligation to do so, Lessee does not remove such markings, Lessor shall have the right to do so at Lessee's cost and expense, but Lessor shall have no obligation to remove such markings prior to the sale, lease, or other disposition of the Aircraft by Lessor after its return.

      8.19. OWNERSHIP. Any documents, equipment and any other items returned to Lessor pursuant to this Section 8 which are not already owned by Lessor shall thereupon become the property of Lessor.

            8.20. EQUIVALENCY CHARGE. Failure to comply with the above standards relating to average time or average cycles, if then applicable, with respect to the Aircraft or Engines shall result in a compensating payment by Lessee equal to the value of such Discrepancy, net of the value to the extent that any of the foregoing standards is exceeded with respect to the Aircraft or Engines (such value to be based on the then-current estimated third-party cost to Lessee of the overhaul involved to meet such standards); provided, however, that for purposes of determining the value of any components that exceed such standards, no credit shall be given to Lessee for any major components with less than 25% life remaining at return.

      8.21. DISPUTES REGARDING RETURN CONDITION. Any dispute between Lessor and Lessee regarding the condition of the Airframe or any Engine arising under this
Section 8 shall be referred to an aviation auditing firm selected by Lessor and Lessee. Lessee shall bear the cost of such aviation auditing firm. The parties will use their best efforts to obtain a final resolution of the dispute under the foregoing procedures within 30 days following the date on which the dispute arises.

      8.22. STORAGE. Following return of the Aircraft, Lessee shall, at Lessor's written request, assist Lessor in arranging storage for the Aircraft (which may be outdoors) at the Return Location for a period not exceeding 60 days. Such storage shall be at Lessor's sole cost and expense (not to exceed Lessee's actual cost); provided, however, that if such termination occurs as a result of an Event of Default, such storage shall be at Lessee's cost. Lessor shall, at its sole cost and expense, maintain in effect during such storage period insurance covering the Aircraft, in such amounts and against such risks as would be customarily carried in similar circumstances by a reasonably prudent Lessor; provided, however, that if such termination occurs as a result of an Event of Default, Lessee shall reimburse Lessor upon demand for the cost of such insurance and shall [co-operate] COOPERATE with Lessor in obtaining such insurance.

SECTION 9. LIENS.

      9.1. Lessee (or, if any Permitted Sublease is in effect, any Permitted Sublessee) will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, any Engine, any Part, title thereto or any interest therein or in this Lease, except (i) the rights of Lessor as owner of the Aircraft, (ii) the respective rights of Lessor and Lessee as provided herein, (iii) the rights of others under agreements or arrangements to the extent permitted by the terms of Section 7.5 and Section 7.8(b)(iii) hereof, (iv) Lessor Liens, (v) Liens for Taxes of Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the Airframe, or any Engine or an interest therein, or any risk of material liability (other than for the Taxes being contested), or any risk of civil or criminal penalties being imposed on any Indemnitee, (vi) materialmen's, mechanic's, workmen's, repairmen's, employees, or other like liens arising in the ordinary course of Lessee's (or, if a Permitted Sublease is then in effect,

Permitted Sublessee's) business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that are not overdue or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture, loss or loss of use of the Airframe or any Engine or any interest therein, or any risk of material liability (other than for payment of the amount being contested), or any risk of civil or criminal penalties being imposed on any Indemnitee, (vii) Liens arising out of any judgment or award against Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee), unless the judgment secured shall not, within 30 days after the entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal or shall not have been discharged, vacated or reversed within 30 days after the expiration of such stay, and (viii) any Lien with respect to which Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) shall have provided a bond adequate in the reasonable opinion of Lessor. Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

SECTION 10. LOSS, DESTRUCTION, REQUISITION, ETC.

      10.1. EVENT OF LOSS WITH RESPECT TO THE AIRCRAFT.

      (a) Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines and/or engines then installed thereon, Lessee shall promptly, and in any event, within 15 Business Days after such occurrence, give Lessor written notice of such Event of Loss. After an Event of Loss and until receipt by Lessor of the Stipulated Loss Value and all other amounts due under the Lease, Lessee shall continue to pay Basic Rent and the parties shall perform all of their other obligations under the Lease that remain possible of performance taking into consideration the Event of Loss. Lessee shall, within 45 days after such occurrence, give Lessor written notice of its election to perform one of the following options (it being agreed that if Lessee has not have given Lessor notice of such election, Lessee shall be deemed to have elected the option described in clause (ii) below:

      (i) subject to the satisfaction of the conditions contained in Section 10(c), on a date not more than 150 days after the occurrence of the Event of Loss (or, if earlier, the last day of the Term), convey or cause to be conveyed to Lessor, and to be leased by Lessee hereunder in replacement of the Airframe and Engines with respect to which the Event of Loss occurred, a Replacement Airframe (together with the same number of Replacement Engines as the number of Engines, if any, which were subject to such Event of Loss), such Replacement Airframe and Replacement Engines to be free and clear of all Liens except Permitted Liens and to have a remaining useful life, estimated residual value, value and utility at least equal to the Airframe and Engines, if any, so replaced (assuming that such Airframe and Engines were in the condition and repair required by the terms hereof) and to be an airframe that is the same make and model and same or later vintage as the Airframe to be replaced thereby, or an improved make and model; provided that, if Lessee has not performed its obligation to effect such replacement under this clause (i) during the 150-day period provided herein (or, if earlier, the last day of the Term), it shall give Lessor notice to such effect upon or before the expiration of such period and shall promptly pay on the 30th day after the date of such notice to Lessor (or, if earlier, the last day of the Term), in immediately-available funds, the amount specified in clause (ii) below; or

      (ii) pay to Lessor on the earlier to occur of the third Business Day following the date of receipt of insurance proceeds in respect of the Event of Loss or 120 days following the date of the Event of Loss, the sum of (i) any amounts then accrued under this Lease (including Basic Rent due and payable hereunder), plus (ii) the Stipulated Loss Value of the Aircraft computed as of the Rent Payment Date next following the date on which the Event of Loss occurred, plus (iii) any Supplemental Rent and other amounts otherwise due and payable hereunder plus (iv) any reasonable expenses and costs incurred in connection with such Event of Loss by Lessor, minus (v) any prepaid rent attributable to the period following the date of such payment.

      (b) In the event that Lessee has provided a Replacement Aircraft as provided in Section 10(a)(i) hereof, (i) this Lease shall continue with respect to such Replacement Aircraft as though no Event of Loss had occurred; (ii) Lessor shall, at the expense of Lessee, convey to Lessee "as-is, where-is", without recourse or warranty except for a warranty against Lessor's Liens, all right, title and interest of Lessor in and to the Airframe and the Engine or Engines, if any, installed on the Airframe upon the occurrence of the Event of Loss by executing and delivering to Lessee such bills of sale and other documents and instruments as Lessee may reasonably request to evidence such conveyance; (iii) Lessor shall, at the request and expense of Lessee, to the extent assignable, assign to Lessee all claims it may have against any other Person arising from the Event of Loss; and (iv) Lessee shall be entitled to receive all insurance proceeds and proceeds from any award in respect of condemnation, confiscation, seizure or requisition, including any interest thereon, to the extent not previously applied to the purchase price of the Replacement Aircraft.

      (c) Lessee's right to substitute a Replacement Aircraft as provided in
Section 10(a)(i) shall be subject to the fulfillment, as Lessee's sole cost and expense, in addition to the conditions continued in Section 10(a)(i), of the following conditions precedent:

            (i) On the date of delivery of the Replacement Aircraft to Lessor (such date being referred to in this Section 10(c) as the "Replacement Closing Date"), no Event of Default shall have occurred and be continuing;

            (ii) On the Replacement Closing Date, the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect, and an executed counterpart of each such document (or, in the case of the FAA Bill of Sale, a photocopy thereof) shall have been delivered to Lessor:

      (A) a Lease Supplement covering the Replacement Aircraft, which has been duly filed for recordation with the FAA;

      (B) an FAA Bill of Sale covering the Replacement Aircraft, executed by the owner thereof in favor of Lessor, and dated the Replacement Closing Date;

      (C) a full warranty (as to title) bill of sale, in form and substance satisfactory to

Lessor, covering the Replacement Aircraft, executed by the owner thereof in favor of Lessor, dated the Replacement Closing Date;

      (D) an assignment of manufacturer's and vendor's warranties with respect to the Replacement Aircraft;

            (iii) On or before the Replacement Closing Date, Lessor shall have received such documents and evidence with respect to Lessee (including, without limitation, a certificate of a Responsible Officer regarding the particulars of the Replacement Aircraft and its compliance with the terms of this Lease), or the owner of the Replacement Aircraft, as Lessor may reasonably request in order to establish the consummation of the transaction contemplated by Section 10(a)(i) and this Section 10(c), the taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this
Section 10(c), in each case in form and substance reasonably satisfactory to Lessor;

            (iv) Lessor shall have received satisfactory evidence as to the compliance with Section 11 hereof with respect to the Replacement Aircraft;

            (v) On the Replacement Closing Date, (A) Lessor shall receive good title to the Replacement Aircraft free and clear of Liens, (B) the Replacement Aircraft shall have been duly certified by the FAA as to type and airworthiness in accordance with the terms of this Lease, and (C) application for registration of the Replacement Aircraft shall have been duly made with the FAA:

            (vi) Lessor shall have received an appraisal reasonably satisfactory to it with respect to the Replacement Aircraft.

            (vii) Lessor, shall have received (A) an opinion of counsel to Lessee, satisfactory in form and substance to Lessor, to the effect that (w) the Replacement Aircraft is free and clear of all Liens, (x) the bill of sale referred to in Section 10(c)(ii)(C) constitutes an effective instrument for conveying title to the Replacement Airframe and Replacement Engines, if any, to Lessor, (y) all documents executed and delivered by Lessee pursuant to this
Section 10(c) have been duly authorized executed and delivered by Lessee and constitute legal, valid and binding obligations of, and are enforceable against, Lessee in accordance with their respective terms and no further action is necessary or advisable in order to establish and perfect the title of Lessor in the Replacement Aircraft, and (z) Lessor is entitled to the benefits of 11 U.S.C. Section 1110 with respect to such Replacement Aircraft to the same extent as with respect to the replaced Aircraft immediately preceding such replacement; and (B) an opinion of qualified FAA counsel (or counsel in such jurisdiction outside of the United States where the Aircraft may be registered) as to, in the case of FAA counsel, the due recordation of the Lease Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of Lessor in the Replacement Aircraft or, in the case of counsel in another jurisdiction, the taking of all action necessary in such jurisdiction for such purposes; and

            (ix) either (1) Lessor shall have received an opinion of independent tax counsel (selected by Lessor and reasonably acceptable to Lessee), reasonably satisfactory to the Lessor, to effect that there are no adverse tax consequences resulting from such replacement (and Lessor shall use its best efforts to cause such a timely opinion to be delivered) or (2) Lessee shall have provided, or caused to be provided, an indemnity in respect of any adverse tax consequences in form and substance satisfactory to Lessee.

      10.2. TERMINATION UPON PAYMENT. At such time as Lessor shall have received the sum of the amounts specified Section 10.1(a)(ii) hereof, (a) the obligation of Lessee to pay succeeding installments of Basic Rent shall cease to accrue,
(b) the Term shall terminate, (c) Lessor will transfer to or at the direction of Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee), without recourse or warranty (except as to the absence of Lessor Liens), all of Lessor's right, title and interest in and to the Airframe and any Engines subject to such Event of Loss, as well as any Engines not subject to such Event of Loss, and furnish to or at the direction of Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) a warranty bill of sale and an FAA bill of sale evidencing such transfer, and (d) Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) shall be subrogated to all claims of Lessor, if any, against third parties, for damage to or loss of the Airframe and any Engines which were subject to such Event of Loss.

      10.3. EVENT OF LOSS WITH RESPECT TO AN ENGINE. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances not involving an Event of Loss with respect to an Airframe, Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) shall promptly (and in any event, not later than 15 days after such occurrence) give Lessor written notice thereof and shall, within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor as replacement for the Engine with respect to which such Event of Loss occurred, title to another engine of the same or improved type as the Engine (or an equivalent or improved engine of the same manufacturer and suitable for installation and use on the Airframe and compatible with the other Engine(s) leased hereunder) free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to Lessor become subject to any and all Permitted Liens) and having (if no Event of Default has occurred and is continuing) without regard to Cycles) a value, utility and remaining economic useful life at least equal to the Engine with respect to which such Event of Loss occurred (assuming that such Engine was of the value, utility and useful life and in such condition and repair as required by the terms of this Lease immediately prior to such Event of Loss). Prior to any such conveyance, Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee), shall, at its own expense, (a) furnish Lessor with a full warranty bill of sale and a FAA bill of sale, in form and substance reasonably satisfactory to Lessor, evidencing such transfer of title, (b) cause a Lease Supplement to be duly executed by Lessee (or, if any Permitted Sublease is then in effect, Permitted Sublessee) and filed for recording pursuant to the Transportation Act or the applicable laws, rules and regulations of any other jurisdiction in which the Airframe may then be registered, (c) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such substituted property as Lessor may reasonably request, (d) provide an opinion in form and substance reasonably satisfactory to Lessor of tax counsel reasonably satisfactory to Lessor to the effect that such substitution will not result in any adverse tax consequences to Lessor, (e) at Lessor's request, furnish an appraisal of an independent appraiser selected by Lessor in form and substance reasonably satisfactory to Lessor evidencing compliance with the requirements as to value, utility and remaining economic useful life of the substitute engine, (f) provide opinions in form and substance reasonably satisfactory to Lessor of counsel reasonably acceptable to Lessor to the same effect as set forth in Section 10(c)(vii) hereof, and (g) assign to Lessor the benefit of all assignable manufacturer's and vendor's warranties with respect to the replacement engine. Lessor shall transfer to or at the direction of Lessee without recourse or warranty, except as to absence of Lessor Liens, all of Lessor's right, title and interest, if any, in and to (i) the Engine with respect to which such Event of Loss occurred by furnishing to or at the direction of Lessee a warranty bill of sale and an FAA bill of sale evidencing such transfer and (ii) all claims, if any, against third parties, for damage to or loss of the Engine subject to such Event of Loss, and such Engine shall thereupon cease to be an Engine leased hereunder. For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an Engine. No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this
Section 10.3 shall result in any reduction in Basic Rent.

      10.4. APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES FOR REQUISITION OF TITLE, ETC. Provided no Event of Default has occurred and is continuing, any payments (other than insurance proceeds, the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other person with respect to an Event of Loss resulting from the theft, disappearance, condemnation, confiscation or seizure of, or requisition of title to or use of, the Airframe or any Engine, other than a requisition for use (but not of title) by the United States Government or other government of registry of the Aircraft or under which the Aircraft is based or any instrumentality or agency of any thereof not constituting an Event of Loss, shall be applied as follows:

      (a) If payments are received with respect to the Airframe (or the Airframe and any Engine or engines then installed thereon), (i) if such property has not been replaced pursuant to the provisions hereof, after reimbursement of Lessor for reasonable costs and expenses, so much of such payments remaining as shall not exceed the Stipulated Loss Value and other amounts required to be paid by Lessee to Lessor pursuant to Section 10.1 hereof shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and such other amounts, if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and such other amounts, and the balance, if any, of such payments remaining thereafter shall be paid to Lessor; or (ii) if such property has been replaced pursuant to the provisions hereof, after reimbursement of Lessor for reasonable costs and expenses, such payments shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed or concurrently therewith, shall perform, its obligations under Section 10.1 with respect to the Event of Loss; and

      (b) If such payments are received with respect to an Engine under circumstances contemplated by Section 10.3 hereof, so much of such payments remaining after reimbursement of Lessor for reasonable costs and expenses shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith shall perform, its obligations under Section
            10.2 with respect to the Event of Loss for which such payments are made.

      (c) If an Event of Default has occurred and is continuing, all payments shall be paid over to Lessor or held for the account of Lessor until such time as the Event of Default has been cured.

      10.5. REQUISITION FOR USE OF THE AIRCRAFT BY THE UNITED STATES GOVERNMENT OR THE GOVERNMENT UNDER WHICH THE AIRCRAFT IS REGISTERED OR BASED. In the event of the requisition for use of the Airframe and the Engines or engines installed on the Airframe during the Term by the United States Government or any other government under which the Aircraft is registered or based or any instrumentality or agency of any thereof, Lessee shall notify Lessor of such requisition, and all of Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee (or, if directed by Lessee, any Permitted Sublessee); and all payments received by Lessor or Lessee from such government for the use of such Airframe and Engines or engines after the end of the Term shall be paid over to, or retained by, Lessor.

      10.6. REQUISITION FOR USE OF AN ENGINE BY THE UNITED STATES GOVERNMENT OR THE GOVERNMENT UNDER WHICH THE AIRCRAFT IS REGISTERED OR BASED. In the event of the requisition for use of an Engine (but not an Airframe) by the United States Government or any other government under which the Aircraft equipped with such Engine is registered or based or any agency or instrumentality of any thereof, Lessee shall replace such Engine hereunder by complying (or causing any Permitted Sublessee to comply) with the terms of Section 10.3 to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 10.3 hereof, any payments received by Lessor or Lessee from such government with respect to such requisition shall be paid over to, or retained by, Lessee.

      10.7. REPAIRABLE DAMAGE; USE OF INSURANCE PROCEEDS. In the event of repairable damage to the Aircraft or any of the Engines, or of any Event of Loss with respect to an Engine when no Event of Loss has occurred with respect to the Airframe, Lessor shall forthwith, provided that no Event of Default has occurred and is continuing, either pay any insurance proceeds received by it to Lessee (or, if any Permitted Sublease is then in effect, any Permitted Sublessee) upon Lessee's furnishing evidence to Lessor that such damage has been repaired in accordance with the provisions of this Lease or is undergoing repair such that the condition of the Aircraft shall be at least equivalent to its condition immediately prior to the event of damage as if such event had not occurred, or, in the case of an Event of Loss with respect to an Engine when no Event of Loss has occurred with respect to the Airframe equipped with such Engine, utilize the relevant insurance proceeds in the purchase of a Replacement Engine (or to reimburse Lessee for amounts paid by Lessee to purchase a Replacement Engine, as the case may be).

SECTION 11. INSURANCE.

      11.1. INSURANCE REQUIREMENTS. On or before the Delivery Date and throughout the Term, Lessee shall, without cost or expense to Lessor, obtain, maintain and keep in full force and effect the following insurance coverage with respect to the Aircraft, carried with insurers of recognized responsibility acceptable to Lessor; with proceeds payable in United States dollars:

      (a) All-risk aircraft hull, ground, taxiing and flight insurance on the Aircraft (with flight, taxiing and ingestion coverage) and all-risk coverage of Engines and Parts while temporarily removed from the Aircraft and not replaced by similar components, in an amount not less than the Stipulated Loss Value in effect from time to time. Such hull insurance shall cover Engines or engines and Parts temporarily removed from the Airframes pending installation of the same or similar Engines, engines or Parts on the Airframes in an aggregate amount not less than their replacement cost.

      (b) In the event that the Aircraft is operated in a war zone or hostile area, war risk and allied perils insurance on the Aircraft in an amount not less than the Stipulated Loss Value in effect from time to time and covering the perils of:

            (i) war, invasion, acts of foreign enemies, hostilities (whether or not war is declared), civil war, rebellion, revolution, insurrection, martial law, military or usurped power, or attempts at usurpation of power;

            (ii) strikes, riots, civil commotions or labor disturbances;

            (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage therefrom is accidental or intentional;

            (iv) any malicious act or act of sabotage;

            (v) confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any government (whether civil, military or de facto) or public or local authority, including the government or any public or local authority of the country where the Aircraft is registered or based; and

            (vi) hijacking or any unlawful seizure or wrongful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board the Aircraft acting without the consent of Lessee.

      (c) Comprehensive aircraft and general liability insurance for a combined single limit of not less than $200,000,000 per occurrence, which shall include public liability insurance, passenger legal liability insurance, bodily injury liability insurance, aviation general third party liability insurance (including products legal liability, but excluding manufacturer's product liability insurance), cargo liability insurance and property damage liability insurance.

      11.2  ADDITIONAL REQUIREMENTS; LOSS PAYMENT.  The insurance required under
Section 11.1 shall be provided on an agreed-value basis, and the policies shall:

            (a)   name Lessor as an additional insured as sole loss payee;

            (b) provide that the insurance shall not be invalidated by any action or inaction by Lessee (or of any Permitted Sublessee) and shall insure the interests of Lessor regardless of any breach or violation by Lessee (or any Permitted Sublessee) or any other named insured of any warranty, declaration or condition contained in such policies;

            (c) provide that the insurers shall waive any right of subrogation against Lessor (or, if any Permitted Sublease shall then be in effect, Lessee in its capacity as sublessor under such Permitted Sublease);

            (d) provide that the liability of the insurers shall not be affected by any other insurance which may be available to or carried by Lessor (or Lessee in its capacity as sublessor under any Permitted Sublease that shall then be in effect) so as to reduce the amount payable to Lessor;

            (e) extend to the indemnification provided in Section 12.1 hereof, to the extent that such indemnification is insurable under Lessee's liability policy;

            (f) be of the type usually carried for aircraft similar to the Aircraft and covering risks of the kind customarily insured against by corporations that are engaged in the same type of scheduled commuter business in the United States as Lessee;

            (g) be primary and without right of contribution from other insurance which may be available to or carried by Lessor (or by Lessee in its capacity as sublessor);

            (h) provide that Lessor shall have no liability for premiums, commissions, calls or assessments with respect to such policies;

            (i) provide in the case of the insurance required by Sections 11.1(a)-(b) that (A) so long as an Event of Default has not occurred and is not continuing, if the amount of proceeds are less than One Million Five Hundred Thousand Dollars ($1,500,000), such proceeds shall be payable to Lessee (or, if a Permitted Sublease is then in effect, Permitted Sublessee); and (B) if the amount of proceeds exceeds Two Million Three Hundred Thousand Dollars ($2,300,000) or the proceeds are in respect of an Event of Loss with respect to the Airframe, such proceeds shall be payable to Lessor; and (C) if an Event of Default has occurred and is continuing, any single loss regardless of the amount, shall be payable to Lessor and held by Lessor for so long as such Event of Default is continuing, as security for the obligations of Lessee hereunder;

            (j) provide that if the insurers cancel such insurance, or any part thereof, or any such insurance lapses for any reason whatsoever, or if any material change is made in such insurance which adversely affects the interests of Lessor, such cancellation or change shall not be effective as to Lessor for thirty (30) days (seven (7) days or, if less, the longest period of time that is commercially available, in the case of war risk and allied perils coverage) after receipt by Lessor of written notice by such insurers;

            (k) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if a separate policy covered each insured;

            (l) shall include a United States service of suit clause with respect to insurers not domiciled within the United States;

            (m) shall be effective with respect to both domestic and international operations; and

            (n) shall contain a waiver of any right of the insurers to any set-off or counterclaim or any other deduction (whether by attachment or otherwise) in respect of any liability of or against Lessee or Lessor (including for the payment of premiums).

      11.3. APPLICATION OF HULL INSURANCE PROCEEDS. As between Lessor and Lessee, any payments received by Lessor under policies of insurance required to be maintained by Lessee pursuant to Sections 11.1(a) or (b), shall be applied as follows provided no Event of Default has occurred and is continuing (for so long as an Event of Default has occurred and is continuing, all payments shall be held by Lessor as security for Lessee's obligations under this Lease and if Lessor has exercised its remedies pursuant to Section 15 hereof, applied against Lessee's obligations hereunder):

            (a) If such payments are received by Lessor with respect to loss or damage (including an Event of Loss with respect to an Engine) not constituting an Event of Loss with respect to an Airframe, so much of such payments remaining after reimbursement of Lessor for reasonable out-of-pocket costs and expenses shall be paid over to Lessee upon Lessee's performance of its repair or replacement obligations under this Lease pursuant to Section 10.7 hereof.

            (b) If such payments are received by Lessor with respect to an Event of Loss with respect to an Airframe, so much of such payments remaining after reimbursement of Lessor for reasonable out-of-pocket costs and expenses as shall not exceed the amount required to be paid by Lessee pursuant to Section 10.1 shall be applied in reduction of Lessee's obligation to pay such amount if not already paid by Lessee, and to reimburse Lessee if it shall have paid all or part of such amount, and the balance, if any, of such payments shall be paid over to Lessee.

            (c) If such payments are received with respect to an Airframe or an Airframe and Engines or engines installed on such Airframe and the Airframe has been or is being replaced by Lessee , so much of such payments remaining after reimbursement of Lessor for reasonable out-of-pocket costs and expenses shall be paid over to, Lessor, and upon completion of (or, if requested by Lessee, simultaneously with) such replacement be paid over to Lessee.

      11.4. INSURANCE FOR OWN ACCOUNT. Nothing in this Section 11 shall prohibit Lessor or Lessee from obtaining insurance for its own account and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto, provided that no such insurance may be obtained that would limit or otherwise adversely affect the coverage or payment of any insurance required to be obtained or maintained pursuant to this Section 11.

      11.5. REPORTS. Lessee shall furnish or cause to be furnished to Lessor not later than the Delivery Date and at least annually thereafter on or before the renewal dates of Lessee's (or, if any Permitted Sublease is then in effect, Permitted Sublessee's) relevant insurance policies, a report signed by Lessee's (or, if any Permitted Sublease is then in effect, Permitted Sublessee's) independent firm of insurance brokers reasonably satisfactory to Lessor stating the opinion of such firm that the insurance coverage then carried and maintained on the Aircraft complies with the terms hereof and describing in reasonable detail the insurance coverage then carried and maintained with respect to the Aircraft. Lessee shall (and shall cause any Permitted Sublessee to) during the Term furnish to Lessor evidence of renewal of the insurance policies required pursuant to this Section 11 prior to the cancellation, lapse or expiration of such insurance policies. Lessee shall cause its insurance brokers to advise Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee of which they have knowledge which would in such firm's opinion invalidate or render unenforceable, in whole or in any material part, any insurance on the Aircraft. Lessee shall also cause the insurer to advise Lessor in writing at least 30 days prior to the termination or cancellation of, or material adverse change in, such insurance carried and maintained on the Aircraft pursuant to Section 11.1. In the event that Lessee (or, if any Permitted Sublease is in effect, Permitted Sublessee) fails to maintain or cause to be maintained insurance as herein provided, Lessor may at its sole option, but shall be under no duty to, provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, as Supplemental Rent, for the cost thereof; provided, however, that no exercise by Lessor of such option shall affect the provisions of this Lease, including the provisions that failure by Lessee to maintain the required insurance shall constitute an Event of Default.

      11.6. SELF-INSURANCE; DEDUCTIBLES. In addition to any applicable deductible per aircraft that does not exceed industry standards for similar U.S. airlines operating similar equipment under a program applicable to all aircraft in Lessee's fleet, Lessee may self-insure by way of deductible, premium adjustment or otherwise, but in no case shall the aggregate amount of self-insurance with respect to public liability, property damage and all-risk hull insurance exceed during any policy year, with respect to all of the aircraft in the Lessee's fleet (including, without limitation, the Aircraft), the lesser of (a) 50% of the highest replacement value of any one aircraft in the Lessee's fleet or (b) $7 million, increased by any increase in the Consumer Price Index All Urban Consumers - U.S. All Items from the date hereof through the date of determination, using the base year immediately preceding the Delivery Date.

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SECTION 12. INDEMNITIES.

      12.1 GENERAL INDEMNIFICATION.

      (a) Lessee hereby assumes liability for, and does hereby agree, and shall require any Permitted Sublessee or assignee to agree, to indemnify, protect, save, defend, and hold harmless the Indemnitees from and against any and all obligations, fees, liabilities, losses, damages, claims, demands, actions, suits, judgments, costs and expenses, including reasonable legal expenses of every kind and nature whatsoever (collectively, "Expenses") imposed on, incurred or suffered by, or asserted against any Indemnitee, in any way relating to, based on or arising out of:

            (i) this Lease and any other document entered into in connection with this Lease or any Permitted Sublease or transfer or any transactions contemplated hereby or thereby;

            (ii) the ordering, purchase, documentation, importation, exportation, acceptance or rejection, manufacture, construction, design, condition, modification, airworthiness, alteration, registration, fitness for use, merchantability, ownership, improvement, insuring, titling or retitling, registration or re-registration, licensing, financing, refinancing, delivery, non-delivery, control, transportation, testing, overhaul, repair, imposition of any Lien, leasing, re-leasing, possession, use, operation, maintenance, location, storage, removal, replacement, return, sale, abandonment, any transfer of any kind or other disposition of the Aircraft, or any portion thereof (including the Airframe and each Engine or any engine used with the Airframe), or otherwise in connection with or with respect to the transactions contemplated by this Lease, whether or not such ordering, purchase, documentation, importation, exportation, acceptance or rejection, manufacture, construction, design, condition, modification, airworthiness, alteration, registration, fitness for use, merchantability, ownership, improving, insuring, titling or retitling, registration or re-registration, licensing, financing, refinancing, delivery, non-delivery, control, transportation, testing, overhaul, repair, imposition of any Lien, leasing, re-leasing, possession, use, operation, maintenance, location, storage, removal, replacement, return, sale, abandonment, any transfer of any kind or other disposition is in compliance with the terms of this Lease, including, without limitation, any of such as may arise from (i) loss or damage, loss or harm to any property or death of or injury to any person, (ii) patent or latent defects in the Aircraft or any portion thereof (whether or not discoverable), (iii) any claims based on strict liability in tort or otherwise, (iv) any claims based on patent, trademark or copyright infringement, and (v) any claims based on liability arising under any applicable environmental or noise or pollution control law or regulation;

            (iii) any breach or failure on the part of Lessee or any Permitted Sublessee to perform, observe or comply with any of the terms of this Lease, or the falsity or inaccuracy of any representation or warranty of Lessee under this Lease or any other instrument or agreement executed in connection with this Lease which falsity has a material and adverse effect on the Indemnitee; or

            (iv) the enforcement by Lessor of the terms of this Lease.

      (b) Lessee agrees that any payment or indemnity pursuant to this Section
12.1 in respect of any Expenses shall be in an amount which, after deduction of all Taxes required to be paid by the recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (i) the amount of such Expense, over (ii) the net reduction in Taxes required to be paid by such recipient by reason of the accrual or payment of such Expense. For purposes of the foregoing, it shall be assumed that each Indemnitee is subject to tax at the highest marginal rate imposed on or measured by the income of corporations in each applicable taxing jurisdiction.

      (c) Lessee shall give each Indemnitee prompt notice of any occurrence, event or condition known to Lessee as a consequence of which any Indemnitee may be entitled to indemnification hereunder. Lessee shall forthwith upon demand of any such Indemnitee reimburse such Indemnitee for reasonable expenses actually incurred by it in connection with any of the foregoing or pay such amounts directly.

      (d) Lessee shall be subrogated to an Indemnitee's rights in any matter with respect to which Lessee has actually reimbursed such Indemnitee for amounts expended by it or has actually paid such amounts directly pursuant to this
Section 12.1. Lessee shall not be entitled to exercise its subrogation rights hereunder for so long as an Event of Default has occurred and is continuing hereunder.

      (e) In case any action, suit or proceeding is brought against any Indemnitee in connection with any Expense indemnified against hereunder, such Indemnitee shall, promptly after receipt of notice of the commencement of such action, suit or proceeding, notify Lessee thereof, enclosing a copy of all papers served upon such Indemnitee; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder, except to the extent that such failure precludes Lessee's ability to defend or resist such action. Lessee may, provided that Lessee has acknowledged in writing its responsibility for such Expense hereunder, and upon such Indemnitee's request shall, at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such Indemnitee (provided such claim relates solely to one or more Expenses or can be severed from other claims; if not, Lessee shall be consulted by such Indemmitee and be allowed, at Lessee's sole cost and expense, to participate therein) and in the event of any failure by Lessee to do so, Lessee shall pay all costs and expenses (including, without limitation, reasonable legal expenses, including but not limited to attorney's fees and expenses) incurred by such Indemnitee in connection with such action, suit or proceeding.

      (f) Provided that no Event of Default has occurred and is continuing, no Indemnitee shall enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee so long as (i) Lessee has agreed in a writing acceptable to such Indemnitee that Lessee is liable to such Indemnitee for such Expense hereunder, and (ii) Lessee has provided such evidence, certifications and assurances as such Indemnitee may reasonably request that Lessee has the ability to promptly pay any such Expense in full.

      (g) Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Agreement may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

      (h) The obligations of Lessee under this Section 12.1 shall survive the expiration or earlier termination of this Lease.

      12.2. EXCEPTIONS TO GENERAL INDEMNIFICATION. The indemnity provided for in
Section 12.1 shall not extend to Expenses of an Indemnitee arising out of or resulting from, or which would not have been incurred but for, one or more of the following:


                  (i) the inaccuracy or breach of any representation or warranty made by Lessor or the failure of Lessor to perform its obligations under this Lease;

                  (ii) the gross negligence or willful misconduct of such
            Indemnitee (other than gross negligence imputed to such Indemnitee solely by reason of its interest in the Aircraft or occurring as a result of Lessee's breach of its duties under this Lease or the Lease Supplement);

                  (iii) a voluntary disposition by Lessor of all or any part of its interest in the Aircraft, the Airframe or any Engine or Part or in this Lease other than pursuant to an exercise of remedies after an Event of Default has occurred and is continuing;

                  (iv) acts or events that occurred or failed to occur prior to the Delivery Date or after the expiration of the Term and the return of possession of the Aircraft to Lessor in accordance with the terms of Section 8;

                  (v) the failure of any Indemnitee to comply with any covenant, or the breach of any covenant made by an Indemnitee;

                  (vi) expenses which relate to a Lessor Lien or other Lien;

                  (vii) any Taxes, it being understood that Lessee's liability for Taxes (other than the gross-up provided in Section 12.1) of an Indemnitee shall be as set forth in Section 12.3; or

                  (viii) costs or expenses which under the express terms of this
            Lease are required to be paid by Lessor or its transferees.

      12.3  GENERAL TAX INDEMNITY.

      (a) Lessee agrees, and shall require any Permitted Sublessee or assignee to agree, to pay, and indemnify, defend and hold harmless each Indemnitee from any and all Tax, howsoever imposed, whether levied or imposed upon or asserted against such Indemnitee, Lessee, the Aircraft, the Airframe or any Engine or Part by any federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, or by any territory or possession of the United States or by any international authority, upon or with respect to (a) the Aircraft, the Airframe or any Engine or Part or any part thereof or any contract relating to the manufacture, construction, acquisition or delivery thereof, (b) the manufacture, construction, ordering, purchase, ownership, improvement, location, storage, transportation, delivery, non-delivery, acceptance, operation, leasing, re-leasing, possession, control, use, maintenance, replacement, modification, insuring, registration, reregistration, titling, licensing, financing, refinancing, documentation, importation, exportation, transfer of title, transfer of registration, imposition of any Lien, return, abandonment, sale or other application or disposition thereof, (c) the rentals, receipts or earnings arising from the Aircraft, the Airframe or any Engine or Part, (d) this Lease, the Lease Supplement, and any other documents contemplated hereby and amendments and supplements hereto and thereto which have been approved by Lessee or the execution, delivery or performance of any thereof or the issuance, acquisition, holding or subsequent transfer thereof, (e) any amount paid or payable pursuant to this Lease or any document related hereto or the property or the income or other proceeds with respect to the Aircraft, or upon the Rent payable by Lessee hereunder, or (f) otherwise with respect to or in connection with the transactions contemplated by this Lease. Lessee further agrees that any payment or indemnity pursuant to this Section 12.3 in respect of any Tax shall be in an amount which, after deduction of all Taxes required to be paid by such recipient with respect to such payment or indemnity under the laws of any federal, state or local government or taxing authority in the United States, or under the laws of any taxing authority or governmental subdivision of a foreign country, or any territory or possession of the United States or any international authority, shall be equal to the excess, if any, of (i) the amount of such Tax over (ii) the net reduction in Tax required to be paid by such recipient by reason of the accrual or payment of such Tax. For purposes of the foregoing, it shall be assumed that each Indemnitee is subject to tax at the highest marginal rate imposed on or measured by the income of corporations in each applicable taxing jurisdiction. With respect to any Tax in the nature of a withholding tax, Lessee shall comply with the requirements set forth in Section 12.8 hereof. All of the indemnities contained in this Section 12.3 shall continue in full force and effect notwithstanding the expiration or other termination of the Term.

      12.4. EXCLUSIONS FROM GENERAL TAX INDEMNITY. The indemnity provided for in
Section 12.3 above shall not extend or apply to any of the following:

                  (a) any Income Tax imposed on an Indemnitee by (i) the United
            States federal government, (ii) any state or local government, (iii) any foreign government or any political subdivision or taxing authority thereof, (iv) any territory or possession of the United States, or (v) any international authority; provided, however, that such exclusion shall not apply to any Income Tax to the extent that
            (A) such Income Tax is imposed by any jurisdiction in which such Indemnitee would not be subject to Income Tax but for or as a result of (I) the operation, registration, location, presence, or use of the Aircraft, the Airframe, any Engine or any Part thereof, or (II) the place of organization or principal office or the activities of Lessee or any Permitted Sublessee in such jurisdiction, and (B) exceeds the amount of Income Tax for which the Indemnitee would otherwise have been liable in the absence of the circumstances referred to in (I) and
            (II).

                  (b) any tax imposed on or with respect to an Indemnitee
            resulting from any voluntary transfer by such Indemnitee of any interest in the Aircraft, the Airframe, any Engine or any Part, or any involuntary transfer of the Aircraft, the Airframe or any Engine or any Part in connection with any bankruptcy or similar proceeding for the relief of debtors in which such Indemnitee is the debtor or any foreclosure by a creditor of such Indemnitee with respect thereto, other than a transfer pursuant to the exercise of remedies while an Event of Default shall have occurred and be continuing;

                  (c) any tax imposed on or with respect to an Indemnitee
            resulting from such Indemnitee's gross negligence or willful misconduct.

                  (d) any Tax attributable to the Aircraft that is imposed with respect to any period after the expiration of the Term and the return of possession of the Aircraft to Lessor in accordance with the terms of Section 8; provided, however, that the exclusion set forth in this paragraph shall not apply to any Taxes or other impositions relating to events occurring or matters arising prior to or simultaneously with such expiration.

                  (e) any Tax imposed on or with respect to an assignee or
            successor of the interest of an Indemnitee to the extent that such Tax would not have been imposed on or with respect to the assignor Indemnitee (other than a Tax imposed on an assignee of the Indemnitee who became such following the exercise by Lessor of its remedies under Sectionn 15).

                  (f) any Tax that would not have been imposed but for a Lessor
            Lien.

                  (g) any event or occurrence for which Lessee is obligated
            under this Lease to make a payment of Stipulated Loss Value or an amount determined by reference to the Stipulated Loss Value;

                  (h) the failure of an Indemnitee to exercise its contest
            rights as and to the extent required hereunder; or

                  (i) the failure of any Indemnitee to file proper and timely reports or returns or to pay any taxes when due or to claim an applicable exemption.

      12.5. CONTESTS. If a written claim is made by any taxing authority against an Indemnitee for any Tax with respect to which Lessee is required to indemnify hereunder, such Indemnitee shall promptly give Lessee written notice of such claim. An Indemnitee's failure to provide such notice to Lessee (for reasons other than Lessee's failure to fulfill its obligations to Indemnitee under this Lease) shall not diminish Lessee's obligations or such Indemnitee's rights hereunder except to the extent that such failure precludes Lessee's and such Indemnitee's ability to contest such Tax. If Lessee promptly (and, in any event, within 15 days of receipt of notice from the Indemnitee) requests the Indemnitee to do so, the Indemnitee shall, at Lessee's expense, contest (or, at the Indemnitee's option, require Lessee to contest in Lessee's name, if permitted by law) the validity, applicability or amount of any such Tax. The Indemnitee shall determine in its sole discretion the forum in which the contest of such Tax shall be pursued and whether such contest shall be by (i) resisting payment thereof, if lawful and practicable, (ii) not paying the same except under protest, if protest is necessary or advisable and proper, or (iii) if the payment is made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings. If the Indemnitee determines that such contest shall be by the manner described in either of clauses (ii) or (iii) above, Lessee shall advance sufficient funds on an interest-free basis to the Indemnitee to make the payment required. If an Indemnitee contests the validity, applicability or amount of any Tax hereunder, Lessee shall have the right to participate in such contest at its own expense, including the right to attend governmental or judicial conferences concerning such claim for Tax and the right to review and advise the Indemnitee as to all material written submissions to any governmental or other authority relating to the Tax for which indemnification is sought. Notwithstanding the foregoing, the Indemnitee shall only be required to contest (and Lessee shall only be permitted to contest) any Tax if (A) independent tax counsel selected by the Indemnitee is of the opinion that there is a reasonable basis for contesting the matter in question; (B) Lessee has acknowledged in writing its liability to indemnify the Indemnitee with respect to the Tax in question; (C) Lessee shall pay (and shall acknowledge in writing Lessee's liability to pay) the Indemnitee on demand for all reasonable costs and expenses incurred by such Indemnitee incurs in connection with contesting such claim (including, without limitation, all costs, expenses, losses, reasonable legal and accounting fees (including fees associated with the Indemnitee's consultation with independent tax counsel as described herein), disbursements, penalties, interest and additions to tax); (D) the issue shall not be the same as an issue previously contested hereunder and decided adversely unless independent tax counsel selected by the Indemnitee is of the opinion that the applicable law has changed, and (E) the amount of Tax at issue exceeds $25,000. The Indemnitee shall not be required to appeal any judicial decision unless it receives an opinion of independent counsel selected by such Indemnitee to the effect that it is more likely than not that such appeal would be successful. Under no circumstances shall the Indemnitee be required to appeal a decision to or request a hearing by the United States Supreme Court. Nothing in this Section
12.5 shall require any Indemnitee to contest, or permit Lessee to contest, a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under Section 12.3 with respect to such claim.

      12.6. SETTLEMENTS. If, in the course of exercising its contest rights on Lessee's behalf, an Indemnitee learns that a taxing authority asserting a claim for which indemnity is sought hereunder is willing to agree to a settlement of a claim, such Indemnitee shall notify Lessee of such settlement proposal ("Settlement Proposal"). If the Settlement Proposal is acceptable to Lessee, Lessee shall so notify such Indemnitee, provided that an Indemnitee shall not be obligated to agree to the Settlement Proposal if such Indemnitee releases Lessee from any additional obligations pursuant to Section 12.3 with respect to such tax claim and agrees that the amount of any indemnity payment under this Section 12.3 in respect of such tax claim which Lessee shall be required to pay to such Indemnitee shall not exceed the amount of such indemnity payment that would have been required if such Indemnitee had agreed to the Settlement Proposal. If Lessee declines the Settlement Proposal, Lessee shall notify Indemnitee in writing of the amount for which Lessee would be reasonably willing to settle such claim ("Lessee's Settlement Proposal"), and Indemnitee shall notify the taxing authority of Lessee's Settlement Proposal. If the taxing authority does not accept Lessee's Settlement Proposal, Indemnitee shall have the option of (i) rejecting the Settlement Proposal, (ii) requiring Lessee to assume full responsibility for the tax claim, or (iii) accepting the Settlement Proposal, in the case of the Lessee's acceptance of the Settlement Proposal, the amount of any indemnity payment determined under this Section 12.6 in respect of such tax claim that Lessee shall be required to pay shall not exceed the amount for which Lessee would have been willing to settle such tax claim.

      12.7. REPORTS. Lessee shall promptly notify Indemnitee of all reports or returns required to be made with respect to any Tax with respect to which Lessee is required to indemnify hereunder (provided, however, that this shall not be deemed to require Lessee to file Indemnitee's Income Tax returns), and will provide Indemnitee with all information necessary for the making and timely filing of such reports or returns by Indemnitee. If Indemnitee requests that any such reports or returns be prepared and filed by Lessee, Lessee shall prepare and file the same, if permitted by applicable law to do so, and if not so permitted, Lessee shall prepare such reports or returns for signature by Lessor, and shall forward the same, together with immediately available funds for payment of any Tax due, at least five Business Days in advance of the date such payment is to be made, unless payment of such Tax is being resisted in accordance with the provisions of Section 12.5.

      12.8. PAYMENT. Lessee shall pay any Tax directly to the appropriate taxing authority if legally permissible, unless such Tax is being contested or resisted in accordance with the provisions of Section 12.5, and upon demand of an Indemnitee shall pay such Tax and any other amounts due hereunder to such Indemnitee within five Business Days of such demand, but in no event shall any such payments be made less than three Business Days prior to the date the Tax to which any such payment hereunder relates is due (unless Lessee has not received such demand at least 15 Business Days prior to such date, in which case payment shall be made within five Business Days after receipt of such demand), in immediately available funds, unless such Tax is being resisted in accordance with the provisions of Section 12.5. Any such demand for payment from an Indemnitee shall specify in reasonable detail the payment and the facts upon which the right to payment is based. Each Indemnitee shall promptly forward to Lessee any correspondence, notice, bill or advice received by it concerning any Tax indemnified against hereunder unless such correspondence, notice, bill or advice also addresses issues unrelated to the transactions contemplated under this Lease (in which case, the unrelated issues shall be redacted). As soon as practicable after each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Indemnitee. Lessee shall also furnish promptly upon request such data as any Indemnitee may reasonably require to enable such Indemnitee to comply with the requirements of any taxing jurisdiction.

      12.9. REFUNDS. Upon receipt by an Indemnitee of a refund of any amounts paid by it in respect of any contested Tax which amounts were advanced to the Indemnitee by Lessee or otherwise paid by Lessee, such Indemnitee shall pay to Lessee the amount of such refund, together with any interest received by such Indemnitee on such refund that is fairly attributable to the amount and the period of such payment or advance by Lessee (net of any taxes payable with respect to the receipt or accrual of such interest by such Indemnitee); and, upon disallowance of any portion of such requested refund, Lessee shall forgive the related amount advanced to such Indemnitee with respect to the contested Tax, and such forgiveness shall be treated for purposes of this Agreement as a payment pursuant to Section 12.2.

      12.10. WITHHOLDING. If Lessee is required at any time to deduct or withhold any Tax imposed by any taxing authority on any payment hereunder, Lessee shall immediately pay to Lessor or other affected Indemnitee such additional amounts (as Supplemental Rent) at such times as shall result in the net amount actually received by the Lessor or such other Indemnitee being, after taking into account (i) the amount of such deduction or withholding and (ii) the amount of any Tax required to be paid by Lessor or such other Indemnitee by reason of any payments made by Lessee pursuant to this Section 12.10, equal to the full amount which would have been received by Lessor or such other Indemnitee had such deduction or withholding not been made and such additional Tax imposed and shall ensure that the foregoing shall be free of expense to Lessor or such other Indemnitee for collection or other charges and shall pay to the relevant taxing authority within the period for payment permitted by applicable law the full amount of the deduction or withholding.

      12.11. INTEREST. Lessee shall pay to each Indemnitee upon demand, to the extent permitted by law, interest on the amount of any indemnity under this
Section 12 not paid when due at the Past Due Rate.

SECTION 13. ASSIGNMENTS AND SUBLEASING.

      13.1. BY LESSEE. Except as specifically permitted under this Lease, Lessee shall not, without the prior written consent of Lessor, assign any of its rights in, to or under this Lease or the Lease Supplement, or Permitted Sublease or otherwise transfer its interest in the Aircraft. Any such assignment, Permitted Sublease or transfer shall in no way relieve Lessee from any obligation under this Lease, which shall be and remain primary obligations of Lessee. The rights of any Permitted Sublessee shall be subject and subordinate to all the terms of this Lease (and the Permitted Sublease shall expressly so state). Each Permitted Sublease in excess of one year by its term shall be assigned to or for the benefit of Lessor. Notwithstanding the foregoing, Lessee shall not sell all or substantially all of its assets or merge or consolidate with any other Person, without the consent of the Lessor; provided, however, that notwithstanding the foregoing, Lessee shall have the right, without the consent of Lessor, to merge with any Person, provided that (A) immediately after any such transaction, no Event of Default has occurred and is continuing, and (B) such Person which is to be the transferee or surviving or acquiring corporation in such transaction (i) shall be duly organized and validly existing under the laws of the United States of

America or a state thereof, or the District of Columbia, and a "citizen of the United States" as defined in 49 U.S.C. ss. 40102(a)(15) of the Transportation Act, (ii) shall be a U.S. Air Carrier, (iii) shall (unless Lessee is the survivor), by agreement in writing, which shall be in form and substance reasonably satisfactory to Lessor, expressly assume the due and punctual payment of the Rent and other sums due and to become the due under this Lease and the due and punctual performance and observance of all the covenants and provisions of this Lease, and (C) in all cases, the assignee or transferee of Lessee's assets or the survivor of the merger or consolidation has a tangible net worth at least equal to Lessee's tangible net worth as of the date hereof.

      13.2. PERMITTED SUBLEASES. Provided that no Event of Default has occurred and is continuing, Lessee may, during the Basic Term, without the prior consent of Lessor, enter into a Permitted Sublease with respect to any Engine or the Airframe and Engines or engines then installed on the Airframe to any Permitted Sublessee if:

      (a) Lessee provides written notice to Lessor promptly after entering into any such Permitted Sublease.

      (b) The Permitted Sublessee under such Permitted Sublease is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date such Permitted Sublease is entered into or has not declared a general moratorium on payment to U.S. creditors.

      (c) In the event that the Permitted Sublessee under such Permitted Sublease is a foreign air carrier or Person based in a country other than the United States, there has been no material adverse change in Lessee's tangible net worth as of the date hereof and there are no external or internal wars or conflicts involving such country at the time such Permitted Sublease is entered into and the United States maintains normal diplomatic relations with the country in which such proposed Permitted Sublessee is principally based;

      (d) In the event that the Permitted Sublessee under such Permitted Sublease is a foreign air carrier or Person based in a country other than the United States, prior to the effectiveness of such Permitted Sublease Lessor shall have received an opinion, in form and substance reasonably acceptable to Lessor of counsel to Lessee reasonably acceptable to Lessor to the effect that
(i) the terms of the proposed Permitted Sublease will be legal, valid, binding and (subject to customary exceptions) enforceable against the proposed Permitted Sublessee in the country in which the proposed Permitted Sublessee is principally based; (ii) there exist no possessory rights in favor of the Permitted Sublessee under such Permitted Sublease under the laws of such Permitted Sublessee's country of domicile that would, upon bankruptcy or insolvency of or other default by the Lessee and assuming that at such time such Permitted Sublessee is not insolvent or bankrupt, prevent or unreasonably delay the return or repossession of the Aircraft in accordance with and when permitted by the terms of Section 14 upon the exercise by Lessor of its remedies under
Section 15; (iii) the laws of such Permitted Sublessee's country of domicile require fair compensation by the government of such jurisdiction for the loss of use of or title to such Engine or Airframe in the event of the requisition by such government of such use or title (it being understood that in the event such opinion cannot be given in a form reasonably satisfactory to Lessor, such opinion shall be waived if insurance reasonably satisfactory to Lessor is provided to cover such requisition), (iv) the laws of such Permitted Sublessee's country of domicile would give recognition to Lessor's title to such Engine or the Airframe and to the registration of such Engine or the Airframe in the name of Lessor (or Lessee as the proposed sublessor or the proposed Permitted Sublessee, as appropriate), (v) all filings, if any, required to be made in such jurisdiction in connection with the execution of such Permitted Sublease in order to protect the interest of Lessor in such Engine or the Airframe have been made, and (vi) the agreement of such Permitted Permitted Sublessee that its rights under the Permitted Sublease are subject to subordinate and all the terms of this Lease is enforceable against such Permitted Permitted Sublessee under the applicable law of such country;

      (e) If the Permitted Permitted Sublessee is not a U.S. Air Carrier or is a tax-exempt entity within the meaning of Section 168(h) of the Code, no Permitted Sublease shall be allowed prior to the end of the recovery period with respect to the Aircraft, unless Lessee prepays on a lump-sum basis any resulting liability due under the Tax Indemnity Agreement based upon the assumption that such Permitted Sublease will continue for the full term of such Permitted Sublease; and

      (f) Lessee shall include in such Permitted Sublease appropriate provisions which (i) make such Permitted Sublease expressly subject and subordinate to all of the terms of this Lease, including the rights of Lessor to avoid such Permitted Sublease in the exercise of its rights to repossession of the Airframe and Engines hereunder and thereunder; (ii) expressly prohibit any further subleasing of the Airframe and Engines; (iii) require that the Airframe and Engines be maintained in accordance with a Maintenance Program; (iv) limit the term of such Permitted Sublease (including renewal rights) to a period not beyond the end of the Term, unless Lessee has then irrevocably committed to exercise a purchase or extension option in accordance with the terms hereof; (v) require that the Airframe and Engines be used in accordance with the limitations applicable to Lessee's possession and use provided in this Lease; (vi) shall include provisions for the maintenance, operation, possession and inspection of the Aircraft that are the same in all material respects as the applicable provisions of this Lease; and (vii) require insurance coverage to be maintained to at least the same extent as set forth in this Lease.

      13.3. ASSIGNMENT BY LESSOR.

      (a) Lessor may voluntarily, at any time, upon ten Business Days prior written notice to Lessee, assign, sell or transfer, all, but not less than all of its right, title and interest in, to and under the Aircraft, this Lease and the Lease Supplement, to a single transferee either through assignment of its beneficial interest or through the sale or other transfer of all or substantially all of its assets or business, in either case only if the transferee (i) is a corporation or financial institution which is a "citizen of the United States" as defined in the Transportation Code, (ii) has a net worth of not less than $50,000,000 (or provides a guarantee of all of its obligations by an entity meeting such net worth requirement), (iii) assumes the obligations of Lessor in the transaction, and (iv) is not, without the written consent of Lessee, an airline or any other competitor of Lessee or an affiliate of any thereof. The provision of this Section 14(a) shall not apply to any transfer or assignment pursuant to an exercise by Lessor of its remedies under Section 15.

      (b) Lessor may encumber the Aircraft or assign its interest or any part thereof under this Lease to a lender as security for the purpose of refinancing its interest in the Aircraft.

      (c) Any assignment or encumbrance by Lessor pursuant to this Section 13.3 shall be subject to Lessee's rights hereunder. Lessee shall be under no obligation to any assignee except upon written notice of such assignment from Lessor. Upon written notice to Lessee of such assignment, Lessee agrees to pay Rent to the assignee in accordance with the instructions specified in such notice, and to give all notices which are required or permitted to be given by Lessee to Lessor hereunder to the Person(s) specified to receive the same in such written notice of assignment, and to otherwise comply with all notices, directions and demands which may be given by such assignee in accordance with the provisions of this Lease. Lessor shall pay all costs and expenses incurred in connection with any such transfer, assignment or encumbrance, including those of Lessee, except if such transfer, assignment or encumbrance is pursuant to the exercise by Lessor of its rights and remedies under Section 15 hereof.

      SECTION 14.  EVENTS OF DEFAULT.

      (a) Each of the following events shall separately constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), and each such Event of Default shall continue for so long as, but only for so long as, it shall not have been remedied:

            (i) Lessee shall fail to make a payment of Basic Rent or Stipulated Loss Value within five Business Days after the same shall have become due;

            (ii) Lessee shall fail to make any other payment required hereunder or under any other agreement executed by Lessee in respect hereof within ten days after receipt by Lessee of written notice that such amount was not paid when due;

            (iii) Lessee shall have failed to perform or observe (or caused to be performed and observed) in any material respect any other non-financial covenant or agreement hereunder or under the Lease Supplement, or in any other document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto (other than the Tax Indemnity Agreement) and such failure shall continue unremedied for a period of more than 30 days after Lessee's receipt of written notice thereof by Lessor, unless such failure is not reasonably capable of being corrected within 30 days, provided, however, that Lessee shall not be in default for so long as Lessee diligently commences and continues to diligently to correct such failure; provided, further, that Lessee shall in all events be in default or if Lessee does not remedy such failure within 120 days after receipt of such notice;

            (iv) Any representation or warranty (other than tax representations) set forth herein shall prove to have been incorrect in any material respect when made and, except in the case of any financial representations, such incorrectness has a material adverse effect on Lessor or on Lessee's ability to perform its obligations under this Lease;

            (v) the commencement of an involuntary case or other proceeding in respect of Lessee (or, if a Permitted Sublease is then in effect, of Permitted Sublessee) under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee (or, if a Permitted Sublease is then in effect, Permitted Sublessee) or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of 60 consecutive days, or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing without Lessee's (or Permitted Sublessee's) consent, a receiver, trustee or liquidator of Lessee (or Permitted Sublessee) or for all or substantially all of its property, and any such order, judgment or decree shall remain in force and unvacated for a period of 60 consecutive days after the date of entry;

            (vi) the commencement by Lessee (or, if a Permitted Sublease is then in effect, Permitted Sublessee) of a voluntary case or proceeding under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the filing of an answer or petition seeking reorganization in a proceeding under any such laws or the filing of an answer admitting the material allegations of a petition filed against Lessee (or Permitted Sublessee) in any such proceeding or the consent by Lessee (or, if a Permitted Sublease is then in effect, Permitted Sublessee) to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or for all or substantially all of its property, or the making by Lessee (or, if a Permitted Sublease is then in effect, Permitted Sublessee) of any assignment for the benefit of creditors or the taking of any corporate action by Lessee to authorize any of the foregoing or to authorize a general payment moratorium;

            (vii) Lessee (or, if a Permitted Sublease is then in effect, Permitted Sublessee) shall fail to procure, carry and maintain on or with respect to the Aircraft (or cause to be procured, carried and maintained) insurance required to be maintained in accordance with the provisions of
      Section 11 hereof; and

            (viii) Lessee shall attempt to sell or alienate the Aircraft except in compliance with the provisions of this Lease.

SECTION 15. REMEDIES.

      15.1. LESSOR'S REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by written notice to Lessee; provided, however, that this Lease shall be deemed to be declared in default without the necessity of such written declaration upon the occurrence of any Event of Default described in Section 14(v) or Section 14(vi); and at any time thereafter, so long as any such outstanding Event of Default shall not have been cured or remedied, Lessor may do one or more of the following with respect to all or any part of the Airframe and any or all of the Engines as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any requirements of, applicable law then in effect:

            (a) Lessor may, upon the written demand of Lessor and at Lessee's expense, cause Lessee to return promptly, and Lessee shall return promptly, all or such part of the Airframe or any Engine as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 8 as if the Airframe or Engine were being returned at the end of the Term, or Lessor (or Lessor's designee) may, at its option, enter upon the premises where all or any part of the Airframe or any Engine is located and take immediate possession of and remove the same (together with any engine that is installed on the Airframe which is not an Engine, subject to the rights of any owner, lessor, lienholder or secured party of such engine) by summary proceedings or otherwise (and/or, at Lessor's option, store the same at Lessee's premises, at Lessee's cost and expense, until disposal thereof by Lessor);

            (b) Lessor may sell all or any part of the Aircraft, the Airframe or any Engine at public or private sale and with or without advertisement or notice to Lessee or any Permitted Sublessee, as Lessor in its sole discretion may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Aircraft, the Airframe or any Engine as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee or any Permitted Sublessee and without any duty to account to Lessee or any Permitted Sublessee with respect to such action or inaction, except as hereinafter set forth in this Section 15; and in the event of a sale in accordance with the foregoing, Lessor shall have the right to bid for and purchase such property;

            (c) In the event Lessor, pursuant to Section 15.1(b), shall have sold the Aircraft, Lessor may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, any unpaid Basic Rent and Supplemental Rent with respect to the Aircraft due on or prior to such date plus the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of the Aircraft, computed as of the Rent Payment Date immediately following the date of such sale, together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such demand to the date of actual payment of such amount;

            (d) In lieu of exercising its rights under Section 15.1(a), (b) or
      (c) above, Lessor may, by notice to Lessee specifying a payment date not earlier than ten days or more than 30 days from the date of such notice, require Lessee to pay to Lessor, and Lessee hereby agrees that it will pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain, and not as a penalty, and in lieu of any further payments of Basic Rent hereunder, an amount equal to the sum of
      (i) all unpaid Basic Rent payable or that would have been payable on or before the date of payment specified in such notice and any Supplemental Rent then owing, plus (ii) an amount equal to the Stipulated Loss Value for the Aircraft computed as of the Rent Payment Date immediately following the date of payment specified in such notice, together with interest, if any, at the Past Due Rate on the amount of such Basic Rent and Stipulated Loss Value from the payment date specified in such notice until the date of actual payment; and upon such payment of liquidated damages and all other Rent then due and payable by Lessee hereunder, Lessor shall transfer (without any representation, recourse or warranty whatsoever other than as to the absence of Lessor Liens) the Aircraft to Lessee or as Lessee may direct, and Lessor shall execute and deliver such documents evidencing such transfer and take such further action as Lessee shall reasonably request;

            (e) Lessor may rescind this Lease Agreement and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof;

      15.2. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity, and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default;

SECTION 16. FURTHER ASSURANCES; INFORMATION.

      (a) On the Delivery Date, Lessee shall cause this Lease and the Lease Supplement to be duly filed at the FAA. In addition, Lessee will promptly and duly execute and deliver to Lessor and any assignee of Lessor permitted under
Section 13.3 hereof such other documents and assurances, and will take such further actions as Lessor or any such assignee may from time to time reasonably request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created hereunder in favor of Lessor and any such assignee, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, subjecting to this Lease any airframe or engine substituted for an Airframe or any Engine, and the recording or filing of counterparts thereof in accordance with the laws of such jurisdictions as Lessor may from time to time reasonably deem advisable.

      (b) Lessee convenants to furnish to Lessor such information concering the business, assets and financial condition of Lessee as Lessor may request and, without request, furnish to Lessor:

                  (i) as soon as available, quarterly financial statements for such quarter and the fiscal year to date;

                  (ii) as soon as available, a copy of the detailed annual audit report and accompanying consolidated financial statements, accompanied by a certificate of a

            Responsible Officer to the effect that no Event of Default has occurred and is continuing hereunder; and

                  (iii) as soon as possible after such Responsible Officer has notice of the occurrence of an Event of Default.

SECTION 17. NOTICES. All notices and other communications required or permitted under the terms and provisions hereof shall be by registered mail, return receipt requested, or by nationally-recognized overnight courier service, or by confirmed facsimile transmission, and any such notice shall become effective when received, addressed: if to Lessor, at:

                  ICX Corporation
                  3 Summit Park Drive
                  Suite 200
                  Cleveland, Ohio  44131
                  Attn:  Chief Financial Officer and General Counsel
                  Telephone:  (216) 328-8700
                  Facsimile:  (216) 328-8710

or to such other address or facsimile number as Lessor shall from time to time designate in writing to Lessee, and if to Lessee, at:

                  Chautauqua Airlines, Inc.
                  2500 S. High School Road
                  Indianapolis, Indiana  46241
                  Attn:  President
                  Telephone:  (216) 328-8700
                  Facsimile:  (216) 328-8710

                  with a copy to:
                  c/o Wexford Management LLC
                  411 West Putnam Avenue
                  Greenwich, Conn., 06830
                  Attn:  Jay Maymudes and Arthur Amron
                  Telephone:  (203) 862-7050  (Jay Maymudes)
                              (203) 862-7012  (Arthur Amron)
                  Facsimile:  (203) 862-7350 (Jay Maymudes)
                              (203) 862-7312 (Arthur Amron)
or to such other address or facsimile number as Lessee shall from time to time designate in writing to Lessor.

SECTION 18. NET LEASE, NO SET-OFF, COUNTERCLAIM, ETC. This is a triple-net lease, and Lessee's obligations to pay all Rent payable hereunder and to pay all costs and expenses of every kind in connection with the use, operation, maintenance and repair of the Airframe and each Engine by Lessee shall be absolute and unconditional and shall not be affected by or subject to any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, abatement, defense or other right which Lessee may have against Lessor or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption, interference or cessation in or prohibition of the use or possession thereof by Lessee (or any Permitted Sublessee) for any reason whatsoever, including, without limitation, any such interruption, interference, cessation or prohibition resulting from the act of any government authority,
(iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee (or any Permitted Sublessee), Lessor or any other Person,
(iv) the invalidity or unenforceability or lack of due authorization of this Lease or any instrument or document executed in connection herewith or therewith, or (v) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees without limitation of the other rights or remedies of Lessor hereunder, to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Each payment of Rent by Lessee shall be final, and Lessee shall not seek to recover, abate, suspend, defer or reduce all or any part of such payment for any reason whatsoever, except for any payments not required hereunder which were made in error. Nothing in this Section 18 shall be construed to preclude Lessee from bringing any suit at law or in equity which it would otherwise be entitled to bring for breach of any representation, warranty, or covenant hereunder, or as a waiver of or consent to any act or failure to act by any person except as otherwise expressly provided in this Lease.

SECTION 19. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, in either case, after the expiration of any applicable notice and cure periods, whether or not such failure shall constitute an Event of Default hereunder, Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent hereunder payable by Lessee to Lessor on demand. No such payment or performance by Lessor shall be deemed to waive any Default or Event of Default or relieve Lessee of its obligations hereunder.

SECTION 20. LESSOR ASSIGNMENT OF RIGHTS AND WARRANTIES. On the Delivery Date, Lessor shall assign to Lessee for the duration of the Lease Term, the benefit of all assignable manufacturer's warranties with respect to the Aircraft as well as all manuals and related services and documentation available to Lessor, and Lessor agrees to use its reasonable efforts, at Lessee's expense and upon its written request, to assist Lessee in enforcing such rights as Lessor may have with respect to the warranties for the benefit of Lessee; provided, however, that upon notice from Lessor to Lessee after and during the continuance of an Event of Default, such assignments which are otherwise made available to Lessee shall immediately upon notice by Lessor be deemed canceled and shall be deemed reassigned to Lessor, including all claims thereunder, whether or not perfected, and all amounts payable shall be paid to and held by Lessor, until such time as an Event of Default is no longer continuing. At the expiration of the Term of this Lease (other than by reason of the exercise by Lessee of its purchase option), the benefit of any assignment to Lessee shall automatically and without further action by Lessor revert to Lessor or its designee. Lessee shall at its own cost and expense do all such things and execute all such documents as may be required for this purpose. Lessee shall maintain all necessary records and take all necessary actions to qualify it for claims, and shall diligently and promptly pursue any valid claims it may have against the manufacturers with respect to the Aircraft and will provide notice of same to Lessor. Lessee shall cooperate with Lessor, and shall furnish Lessor with such documents, records and other information as Lessor shall reasonably request in order to assist Lessor in pursuing any claim Lessor may have against any manufacturer with respect to any warranty.

SECTION 21. MISCELLANEOUS. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, amended, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor and Lessee. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft other than as a lessee. Neither Lessee nor any Affiliate of Lessee shall file any tax returns in a manner inconsistent with the foregoing or with Lessor's ownership of the Aircraft, and any Permitted Sublease shall require a similar undertaking by the Permitted Sublessee thereunder. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 22. OPTIONS TO RENEW.

      22.1 CAPPED RENEWAL OPTIONS. Lessee shall have the right to extend the term of this

Lease for a period of one year commencing at the end of the Basic Term by irrevocable written notice to Lessor not less than 180 days prior to the end of the Basic Term, provided that no Event of Default has occurred and is continuing at the time of notice and commencement of the Renewal Term. In the event that Lessee has elected to extend the Term in accordance with the preceding sentence, Lessee shall have the right to extend the then-current Term for an additional one-year period by irrevocable written notice given to Lessor not less than 180 days prior to the expiration of the then-current Term. The Rent payable during each Renewal Term under this Section 22.1 shall be [*] (i) [*], or (ii) [*] of the average Basic Rent paid during the Basic Term, and shall be paid on the Rent Payment Dates.

      22.2 UNCAPPED RENEWAL OPTIONS. In the event that Lessee has exercised both of its options to extend the Term pursuant to Section 22.1, Lessee shall have two successive options to extend the Term for a period of one year each, exercisable by written irrevocable notice to Lessor not less than 180 days prior to the expiration of the then-current Term, provided no Event of Default has occurred and is continuing at the time of the notice and the commencement of the Renewal Term. The Basic Rent payable during each Renewal Term under this Section
22.2 shall be equal to [*], and shall be paid on the Rent Payment Dates.

      22.3 FAIR MARKET RENTAL VALUE. For the purposes of this Lease, the "Fair Market Rental Value" of the Aircraft shall be the rent which would be payable in an arm's length transaction between an informed and willing lessor under no compulsion to lease and an informed and willing lessee under no compulsion to lease, based upon the condition and location of the Aircraft (assuming the Aircraft is in the condition in which it is required to be maintained and further assuming half-life condition), which value shall be determined by mutual written agreement or, in the absence of mutual written agreement, pursuant to the appraisal procedure described in Section 23.3.

SECTION 23. PURCHASE OPTIONS.

      23.1 PURCHASE OPTIONS. Lessee shall have the right to purchase the Aircraft (i) upon the termination of the Basic Term, for a purchase price equal to the lesser of then Fair Market Sales Value of the Aircraft or the amount specified on Schedule II; or (ii) at the end of any Renewal Term, for a purchase price equal to the then Fair Market Sales Value of the Aircraft. Upon payment by Lessee of the purchase price for the Aircraft and the Basic Rent or Renewal Rent, if any, payable though the date of purchase, together with all Supplemental Rent then due and payable hereunder (and provided that Lessee has cured (or with such payments will cure) all Defaults, the Term shall end and the obligation of Lessee to pay Rent hereunder (except for Supplemental Rent obligations otherwise accrued but unpaid as of the date of such payment) shall cease, and Lessor shall convey to Lessee all right, title and interest of Lessor in and to the Aircraft on an "as-is, where is" basis, without recourse or warranty except a warranty against Lessor's Liens.

      23.2 NOTICE. Lessee's right to purchase provided for Section 23.1 shall be exercised by written notice to Lessor not less than 180 days before the applicable date of purchase provided in Section 23.1(i) or Section 23.1(ii), as the case may be. Such notice shall be irrevocable, except that Lessee may revoke its exercise of an option to purchase the Aircraft within 15 days

---------
* Confidential
following the determination of the Fair Market Sales Value. In the event that Lessee exercises its right of revocation, the Term of this Lease shall be extended to a date that is not earlier than 180 days following the notice of revocation.

      23.3 FAIR MARKET SALES VALUE. For the purposes of this Lease, the "Fair Market Sales Value" of the Aircraft shall be the sales value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to purchase and an informed and willing seller under no compulsion to sell, based upon the condition and location of the Aircraft (assuming the Aircraft is in the condition in which it is required to be maintained and further assuming half-life condition), which value shall be determined by mutual written agreement or, in the absence of mutual written agreement, pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers nominated by Lessor and approved by Lessee, and Lessor shall immediately notify Lessee in writing of such nomination. The appraiser shall determine the Fair Market Sales Value within seven Business Days, and its determination shall be final and binding upon the parties. The cost of such appraisal or appointment shall be borne by Lessee.

SECTION 24 VOLUNTARY TERMINATION FOR OBSOLESCENCE.

      24.1 RIGHT TO TERMINATE. So long as no Event of Default has occurred and is continuing, Lessee shall have the right on at least [*] (which notice shall be irrevocable, except as provided below), to terminate this Lease by written notice from its chief financial officer to Lessor to the effect that the Aircraft has become [*] to Lessee's equipment requirements. Such notice shall specify a proposed date of termination, which shall be a Rent Payment Date at any time on or after the [*] anniversary of the Commencement Date. During the period following the giving of such notice of termination until the Termination Date, Lessee, as agent for Lessor, shall use commercially reasonable efforts to sell the Aircraft no later than the Termination Date
"as is", without any warranty by Lessor except as to Lessor's title, on behalf of Lessor. If Lessee receives any bid, it shall, at least 10 Business Days prior to the proposed day of sale, certify to Lessor in writing the amount and terms of such bid, the proposed date of sale and the name and address of the potential buyer (which may be Lessor or any Affilate of Lessor, but shall not be Lessee or any Affiliate of Lessee). Lessor may also solicit bids directly or through agents other than Lessee. Lessee may, by notice to Lessor, withdraw its notice of termination at any time on or before the date 10 days prior to the proposed Termination Date (unless such withdrawal is due to the cancellation of the proposed purchase of the Aircraft by the potential buyer, in which event, such notice may be given at any time on or prior to the proposed Termination Date), and thereupon this Lease shall continue in full force and effect. Withdrawal of notice of termination shall not exhaust the Lessee's right to give a further notice of termination as provided herein. On the Termination Date or such other date of sale as shall be consented to in writing by Lessor and Lessee, which date shall thereafter be deemed the Termination Date, Lessee shall, upon payment in full of the amounts described in Section 24.2, deliver the Airframe and Engines or engines installed thereon to the party which shall have prior to such date submitted the highest bona fide cash bid to close such sale and purchase of the same, and shall duly transfer to such party title to any engines which are not Engines delivered with the Airframe. Lessor shall simultaneously therewith sell and convey title

-------
* Confidential
to the Airframe and the Engines or engines conveyed to Lessor as provided in
Section 10 to such party, in "as-is, where-is" condition, without recourse or warranty (except a warranty as to the absence of Lessor's Liens). Upon receipt by Lessor of all amounts referred to in Section 24.2, Lessor will transfer to Lessee, in "as-is, where-is" condition, without recourse or warranty (except a warranty as to the absence of Lessor's Liens), all right, title and interest of Lessor in and to any Engines constituting part of the Aircraft which were not delivered to the purchaser with the Airframe. Lessee shall pay all reasonable out-of-pocket expenses of Lessor in connection with any termination or proposed termination of this Lease.

      24.2 PAYMENTS. The total selling price realized at any sale of the Airframe and Engines or engines installed thereon in accordance with this
Section 24 shall be retained by Lessor. In addition, on the Termination Date (including any tax indemnity payments that may have been paid by adjustment to Basic Rent hereunder), Lessee shall pay to Lessor in immediately-available funds, an amount equal to the sum of (i) the excess, if any, of the Termination Value as of the Termination Date over the net proceeds of the sale of the Aircraft, plus (ii) all unpaid Supplemental Rent due on or before the Termination Date, plus (iii) the portion, if any, of Basic Rent payable through Termination Date, together with all unpaid Basic Rent, if any, payable before the Termination Date, plus (iv) the reasonable fees and expenses of Lessor in connection therewith.

      24.3. TERMINATION OF LEASE. Upon delivery by Lessee of the Airframe and Engines or engines installed thereon and payment by Lessee of all amounts payable by Lessee under Section 24.2, the obligations of Lessee to pay Rent shall cease and the Term shall end.

      24.4 EFFECT OF NO SALE. If, on the Termination Date, no sale of the Aircraft has occurred, Lessee's termination notice given pursuant to Section
24.1 shall be deemed to be withdrawn as of such date, and this Lease shall continue in full force and effect.

      24.5. NO DUTY ON PART OF LESSOR. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take any action in connection with any such sale other than to cooperate with such efforts as Lessee may reasonably request and to make the transfers described in
Section 24.1.

SECTION 25. COVENANT OF QUIET ENJOYMENT. Lessor covenants and agrees that, so long as no Event of Default has occurred and is continuing hereunder, it will not, nor will it permit another Person claiming by, under or through it to, interfere with Lessee's right to quiet enjoyment and continuing possession, use and operation of the Aircraft during the Term of this Lease, and this Lease shall not be terminated except as expressly provided herein.

SECTION 26. BANKRUPTCY. It is the intention of the parties that Lessor shall be entitled to the benefits of 11 U.S.C. ss. 1110 with respect to the right to repossess the Airframe, Engines and Parts as provided herein. In any circumstance where more than one construction of the terms and conditions of this Lease is possible, a construction that would preserve such benefits shall control over any construction which would not preserve such benefits or render them doubtful. To the extent consistent with the provisions of 11 U.S.C. ss. 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed and provided that, notwithstanding any other provisions of the Federal bankruptcy laws, as amended from time to time, to the contrary, any right of Lessor to take possession of the Aircraft in compliance with the provisions of this Lease shall not be effected by the provisions of 11 U.S.C. ss. 362 or 363, as amended from time to time, or any analogous provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession.

SECTION 27. CHOICE OF LAW; SERVICE OF PROCESS.

      27.1. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of New York, without regard to or application of its conflict of laws rules.

      27.2 CONSENT TO JURISDICTION. Each Lessee and Lessor voluntarily submits itself to the exclusive jurisdiction of the state and federal courts situated in New York, New York for any dispute arising hereunder. Each of Lessee and Lessor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in the Courts located in New York, New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such Court has been brought in an inconvenient forum. To the extent that either Lessor or Lessee may be entitled at any time to claim for itself or its assets any immunity (whether by reason of sovereignty or otherwise) from suit, from the jurisdiction of any Court, from execution of judgment or otherwise, Lessor or Lessee, as the case may be, hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity in respect of this Lease and any proceeding under this Lease.

      27.3 WAIVER OF JURY TRIAL. Each party hereby unconditionally waives its rights to a jury trial of any claim or cause of action based upon or arising out of, directly or indirectly, this Lease, any of the documents relating hereto, any dealings between Lessee and Lessor relating to the subject matter of this transaction, and/or the relationship that is being established hereunder between Lessee and Lessor. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Lease, any related documents, or to any other documents or agreements relating to this transaction or any related transaction. In the event of litigation, this Lease may be filed as a written consent to a trial by the court.

      27.4 SERVICE OF PROCESS. Lessee hereby agree that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon Arthur Amron. Lessor agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon Michael Babbit. Each party hereby irrevocably appoints its process agent as its true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of its process agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each of Lessee and Lessor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the other party by registered or certified mail, postage prepaid, or express mail to it at its address set forth in Section 17 hereof.

      28. OWNERSHIP. Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed between the parties that the leasing transaction contemplated hereby is expressly intended to be, and shall be and should be construed to be, a lease for Federal income tax purposes.

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Aircraft Lease Agreement to be duly executed as of the date first written above.

                                     LESSOR:

                                     ICX CORPORATION



                                     By:     /s/ James Lovins
                                             ----------------------------------
                                     Title:
                                             ----------------------------------

                                     LESSEE:

                                     CHAUTAUQUA AIRLINES, INC.



                                     By:    /s/ James Muroski
                                            ----------------------------------
                                     Title: Vice President
                                            ----------------------------------

                                   SCHEDULE I

                                       [*]



--------
* Confidential

                                   SCHEDULE II

                                       [*]



--------
* Confidential

                                  SCHEDULE III

                        SCHEDULE OF COUNTRIES AUTHORIZED

        FOR DOMICILE OF PERMITTED PERMITTED SUBLESSEE AND RE-REGISTRATION

               Australia                   Japan

               Austria                     Luxembourg

               Belgium                     Netherlands

               Canada                      *New Zealand

               Denmark                     Norway

               Finland                     Switzerland

               France                      United Kingdom

               Germany

               Iceland

               Ireland

               *Italy

--------------------------------------------------------------------------------
*No Reregistration

                                                           EXHIBIT A

THIS IS COUNTERPART NO. _____ OF 4 SERIALLY NUMBERED AND MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

          FORM OF LEASE SUPPLEMENT EXHIBIT A: FORM OF LEASE SUPPLEMENT
                                  AND RECEIPT

      THIS LEASE SUPPLEMENT dated June ___, 1999 is made by and between ICX Corporation ("Lessor"), and Chautauqua Airlines, Inc. ("Lessee").

      Lessor and Lessee have entered into an Aircraft Lease Agreement, dated as of June ___, 1999 (the "Lease"), relating to Embraer ERJ-145LR aircraft, manufacturer's serial number EMB 145128, United States registration number N260SK, which provides for the execution and delivery of a Lease Supplement.

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lessor and Lessee hereby agree as follows:

      1. THE LEASE. The Lease and all related documents to be executed by Lessee in order to accomplish the transaction contemplated by the Lease have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable against Lessee in accordance with their terms. All of the terms and provisions (including defined terms) of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein. The parties confirm that the Delivery Date is the date of this Lease Supplement.

      2. THE AIRCRAFT. Lessee hereby certifies that the Aircraft described in
Schedule 1 hereto has been delivered to Lessee, inspected by Lessee, and accepted under, and for all purposes of, the Lease in accordance with the Acceptance Certificate annexed hereto, all on the date hereof. Lessee accepts delivery of the Aircraft "AS IS," "WHERE IS," AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 3.4 OF THE LEASE.

      3. REPRESENTATIONS BY LESSEE. Lessee hereby represents and warrants to Lessor that on the date hereof:

            (a) The representations and warranties of Lessee set forth in the Lease are true and correct in all material respects as though made on and as of the date thereof, except to the extent that they expressly relate to a particular date.

            (b) Lessee has satisfied or complied with all requirements set forth in the Lease to be satisfied or complied with on or prior to the date thereof.

            (c) No Event of Default or Event of Loss under the Lease has occurred and is continuing on the date hereof, nor has any event occurred which, with the giving of notice or lapse of time or both, would become an Event of Default or an Event of Loss.

            (d) The Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft as are required to be obtained under the terms of the Lease.

      4. COUNTERPARTS. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed as of the date and year first above written.

LESSOR:

ICX CORPORATION:


By: _________________________


Title: ______________________








LESSEE:

CHAUTAUQUA AIRLINES, INC.


By: _________________________


Title: ______________________

                         SCHEDULE 1 TO LEASE SUPPLEMENT

                              AIRCRAFT DESCRIPTION

      Airframe: Embraer EJR-145LR , manufacturer's serial number EMB 145128,

      United States Registration Number:  N260SK

      Engine: Allison Engine Company AE3007A1, manufacturer serial number CAE 311142.

      Engine: Allison Engine Company AE3007A1, manufacturer serial number CAE 311143.

                                                                       EXHIBIT B

                         FORM OF ACCEPTANCE CERTIFICATE

      This Acceptance Certificate is executed pursuant to that certain Aircraft Lease Agreement dated as of June ____, 1999 ("Lease"), between ICX Corporation ("Lessor") and Chautauqua Airlines, Inc. ("Lessee").

      The terms used in this Acceptance Certificate shall have the meanings ascribed to them in the Lease.

      Lessor and Lessee hereby confirm that the Aircraft described in this Acceptance Certificate has been delivered as of the above date at Memphis, Tennessee, and that the term of the Lease with respect to said Aircraft shall commence as of the said date.

      Lessee confirms that said Aircraft has been examined by its duly appointed and authorized representatives and that such examination shows that (a) there are affixed to the Airframe metal tags bearing the following legend: "ICX Corporation, Owner and Lessor", (b) the Aircraft is in the configuration and condition required by the Lease on the date the Aircraft is delivered to Lessee, and (c) the Airframe and Engines were plainly and distinctly marked with the serial numbers set forth below:


Description of Equipment:                     Manufacturer's Serial Numbers
------------------------                      -----------------------------



Airframe:  Embraer EJR-145LR                           EMB 145128




Engines:

Allison Engine Company AE3007A1                        CAE 311142

                                                       CAE 311143

      Lessee confirms that on the date hereof (i) the Aircraft described in this Acceptance Certificate was duly and unconditionally accepted by Lessee as the Aircraft for leasing under the Lease, provided that nothing contained herein or in the Lease diminishes or affects any right Lessor or Lessee may have with respect to the Aircraft against the Manufacturer, any vendor or any subcontractor or supplier thereof, (ii) the Aircraft became subject to and governed by the terms of the Lease, and (iii) Lessee became unconditionally obligated to pay to Lessor the rentals provided for in the Lease.

      This Acceptance Certificate is dated this ____ day of June, 1999.

                                    LESSOR:

                                    ICX CORPORATION



                                    By:   /s/ James Lovins
                                          -----------------------------------

                                    Title:
                                            -----------------------------------



                                    LESSEE:

                                    CHAUTAUQUA AIRLINES, INC.



                                    By:   /s/ James Muroski
                                         -----------------------------------

                                    Title:  Vice President
                                           -----------------------------------

                                    EXHIBIT E

                          FORMS OF OPINIONS OF COUNSEL

      I. TO BE GIVEN BY INDEPENDENT OUTSIDE COUNSEL OF LESSEE OR OTHER LAWYERS ACCEPTABLE TO LESSOR

                                             June ___, 1999

      ICX Corporation
      Three Summit Park Drive
      Suite 200
      Cleveland, Ohio  44131
      Attn:  Chief Financial Officer and General Counsel

                                          Re:   CHAUTAUQUA AIRLINES, INC.

      Gentlemen:


            Chautauqua Airlines, Inc., a New York corporation (the "Corporation"), has asked us to render certain opinions to you regarding the Corporation, and the following agreements to which the Corporation is a party:
(i) an Aircraft Lease Agreement, dated as of June 25, 1999, between ICX Corporation, an Ohio corporation ("ICX"), and the Corporation (the "Lease");
(ii) a Lease Supplement, dated as of June 25, 1999, between ICX and the Corporation; (iii) an Acceptance Certificate, dated as of June 25, 1999, between ICX and the Corporation; and (iv) a Tax Indemnity Agreement, dated as of June 25, 1999, between ICX and the Corporation (collectively, the "Lease Documents").

            We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of the following documents, certificates and other statements of the Corporation and its officers and other representatives as the basis for our opinion: (a) copies of the Lease Documents in the form furnished to us by the Corporation; and (b) the opinion, dated as of June 25, 1999, of Arthur Amron, General Counsel of the Corporation ("Counsel's Opinion").

            In our examination of the Lease Documents, Counsel's Opinion and the other documents, instruments, certificates and statements referred to above, we have assumed, without any independent investigation, that (a) all statements, representations, warranties and certifications set forth therein are true, correct and complete; (b) the Lease Documents actually executed by the Corporation are identical to the documents submitted to us by the Corporation;
(c) all documents submitted to us as originals are genuine and the signatures thereon are authentic; (d) the agreements, documents, instruments and certificates submitted to us as copies are genuine and conform to the originals; and (e) the Lease Documents and all of the other agreements, documents, instruments and certificates have been duly authorized, delivered and fully performed by all persons other than the Corporation in all respects, and are the legal, valid and binding obligations of all such persons, enforceable against them in accordance with their respective terms. We have not represented the Corporation generally as outside counsel, and, accordingly, we have extremely limited familiarity with its business and activities. Therefore, as to all factual matters, we have, without any independent investigation, relied upon, and assumed the accuracy of, Counsel's Opinion and all of the statements, representations and warranties made in the Lease Documents and in each of the other agreements, documents, instruments, certificates and statements referred to above.

            Based upon and subject to the foregoing, and subject to the assumptions and qualifications set forth below, it is our opinion that:

            1. No authorization, approval, consent, license or order of, or registration with, or giving notice to, any Federal governmental or other regulatory body or authority having jurisdiction over the Corporation is required or necessary for the valid authorization, execution, delivery and performance by the Corporation of the Lease Documents.

            2. Each of the Lease Documents is a valid and a binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

            3. The Corporation is a "citizen of the United States" as defined in 49 U.S. Code ss.40102(a)(15).

            4. The Corporation is an "air carrier" as defined in 49 U.S. Code ss.40102(a)(2).

            5. Except for (i) registrations and filings with the FAA, with respect to which we express no opinion; (ii) the filing of appropriate Uniform Commercial Code financing statements in the appropriate offices in Indiana, Ohio, New York and Connecticut, and any jurisdiction in which records relating to the aircraft to which the Lease pertains (the "Aircraft") is located; (iii) the filing of continuation statements at appropriate intervals with respect to any Uniform Commercial Code financing statements; (iv) the filing of new appropriate financing statements under the circumstances described in ss.9-402(7) of the Uniform Commercial Code; and (v) the filing of new appropriate financing statements in the appropriate offices in the appropriate jurisdictions if the Corporation changes its location as determined under ss.9-103(3)(d) of the Uniform Commercial Code, no further filing or recording of any document with any court or governmental agency or body is necessary under the laws of the States of Indiana, Ohio, New York or Connecticut in order to give notice to third parties of ICX's right, title and interest in the Aircraft as against the Corporation.

            The opinions expressed herein are qualified in their entirety as follows: (a) no opinion is expressed with respect to laws other than the laws of the United States and the State of New York; (b) in rendering our opinions hereunder, we have made no independent factual investigation other than as expressly set forth herein (c) in rendering the opinion set forth in Paragraph 2 above, we have relied on the opinion set forth in Paragraph 2 of Counsel's Opinion; (d) in rendering the opinion set forth in Paragraph 3 above, we have relied upon the opinion set forth in Paragraph 7 of Counsel's Opinion; (e) in rendering the opinion set forth in Paragraph 4 above, we have relied upon the opinion set forth in Paragraph 4 of Counsel's Opinion; (f) no opinion is expressed as to whether any of the conditions precedent set forth in the Lease has been satisfied; and (g) to the extent that any one or more of the foregoing opinions relates to the enforceability of any agreement or instrument:
(1) the opinions are subject to the effect of applicable laws or judicial decisions regarding bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium and other laws affecting creditors' rights and debtors' relief generally; (2) the enforceability of the provisions of any such agreement or instrument is subject to the application of principles of equity, whether in a proceeding at law or in equity, including the exercise of discretionary powers of any tribunal before which equitable remedies may be sought (including, without limitation, specific performance and injunctive relief); and (3) the enforceability of the provisions of any such agreement or instrument in accordance with its respective terms may be limited by laws affecting the remedies which it provides, including, but not limited to, laws and judicial decisions limiting such enforceability.

            This opinion is rendered solely to you for your use in connection with the transactions contemplated by the Lease Documents, and may not be relied upon by you for any other purpose, and may not be furnished to or relied upon by any other person for any purpose, or otherwise used, circulated or quoted, without our prior written consent. This opinion is rendered as of the date hereof, and we disclaim any undertaking to advise of any changes which may hereafter be brought to our attention.

                                                Very truly yours,

           II. FORM OF OPINION TO BE GIVE BY LESSEE'S GENERAL COUNSEL

                                                      CHAUTAUQUA AIRLINES, INC.
                                                     c/o Wexford Management LLC
                                                         411 West Putnam Avenue
                                                            Greenwich, CT 06830
                                                                 (203) 862-7000

                                                          Direct Dial: 862-7012
                                                           Direct Fax: 862-7312
                                                     E-Mail: aamron@wexford.com

      June 25, 1999

      ICX Corporation
      Three Summit Park Drive
      Suite 200
      Cleveland, Ohio  44131
      Attn:  Chief Financial Officer and General Counsel

                                                      Re:   Chautauqua Airlines,
Inc.

      Gentlemen:

      I have acted as counsel for Chautauqua Airlines, Inc., a New York corporation (the "Corporation"), in connection with the execution and delivery of Aircraft Lease Agreement (N260SK) (the "Lease") between the Corporation and ICX Corporation ("Lessor"), dated as of June 25, 1999, relating to the Embraer ERJ-145LR aircraft bearing manufacturer's serial number EMB 145128; Lease Supplement No. 1, dated as of June 25, 1999, between Lessor and Lessee; an Acceptance Certificate, dated as of June 25, 1999, between Lessor and the Corporation; and a Tax Indemnity Agreement, dated as of June 25, 1999, between Lessor and Lessee (the Lease, the Lease Supplement, the Acceptance Certificate and the Tax Indemnity Agreement are hereinafter collectively referred to as the "Lessee Documents"). This opinion is being delivered to you pursuant to Section 5.1(g) of the Lease. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Lease.

      In rendering this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Lessee Documents, and have investigated such questions of law, and have examined such other corporate records of the Corporation and other documents, and have obtained and relied (without independent investigation) upon such certificates and assurances from public officials, as I have deemed necessary as a basis for the purpose of rendering this opinion.

      For the purpose of rendering this opinion, I have assumed, without any independent investigation:

      A. the genuineness of all signatures other than those of the Corporation, the capacity of all natural persons, the authenticity of all documents and instruments submitted to me as originals, and the conformity to authentic original documents and instruments of all documents and instruments submitted to me as certified, conformed photostatic or facsimile copies; and

      B. that the documents reviewed by me constitute legal, valid and binding obligations of each party thereto, other than the Corporation, enforceable against each such party in accordance with their respective terms.

      Based upon and subject to the foregoing, and subject to the qualifications set forth below, I am of the opinion that:

      1. The Corporation is duly incorporated, validly existing, and in good standing under the laws of the State of New York, and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under the Lessee Documents.

      2. Each of the Lessee Documents has each been duly authorized, executed and delivered by the Corporation.

      3. The execution and delivery of the Lessee Documents, the consummation by the Corporation of the transactions contemplated thereby and compliance by the Corporation with the terms and provisions thereof do not contravene, and will not result in any breach of or constitute any default under, or result in the creation of any lien, charge or encumbrance upon any property of the Corporation, under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan, credit agreement, corporate charter, by-law or other agreement or instrument to which the Corporation is a party or by which the Corporation or its properties or assets may be bound.

            4. The Corporation provides interstate transportation of passengers or property by aircraft as a common carrier for compensation. The Corporation is the holder of an air carrier operating certificate issued by the Federal Aviation Administration under Part 135 of the Federal Aviation Regulations and 49 U.S. Code ss.44705 for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. The Corporation is an air carrier that conducts air taxi operations under an exemption issued by the Department of Transportation under authority of Part 298 of the Federal Aviation Regulations. The Corporation holds all licenses, certificates and permits from applicable governmental authorities necessary for the conduct of its business as an air carrier and the performance of its obligations under the Lease.

            5. There are no suits or proceedings, pending or threatened, against the Corporation before any executive, legislative, judicial, administrative or regulatory body which might, if adversely determined, have a material adverse effect on the financial condition or business of the Corporation or its ability to perform its obligations under the Lessee Documents.

            6. Neither the Corporation nor any of its properties or assets has the right of immunity from suit or execution on the grounds of sovereignty.

            7. The Corporation is organized under the laws of the State of New York. The president and at least two-thirds of the board of directors and other managing officers of the Corporation are individuals who are citizens of the United States. At least 75% of the voting interest in the Corporation is owned or controlled, directly or indirectly, by individuals who are citizens of the United States.

            The opinions expressed herein are qualified in their entirety as follows: (a) no opinion is expressed with respect to laws other than the federal laws of the United States and the State of New York; and (b) to the extent that any one or more of the foregoing opinions relates to the enforceability of any agreement or instrument: (1) the opinions are subject to the effect of applicable laws or judicial decisions regarding bankruptcy, reorganization, insolvency, fraudulent transfers, moratorium and other laws affecting creditors' rights and debtors' relief generally; (2) the enforceability of the provisions of any such agreement or instrument is subject to the application of principles of equity, whether in a proceeding at law or in equity, including the exercise of discretionary powers of any tribunal before which equitable remedies may be sought (including, without limitation, specific performance and injunctive relief); and (3) the enforceability of the provisions of any such agreement or instrument in accordance with its respective terms may be limited by laws affecting the remedies which it provides, including, but not limited to, laws and judicial decisions limiting such enforceability.

      This opinion is rendered solely to you for your use in connection with the transactions contemplated by the Lessee Documents, and may not be relied upon by you for any other purpose, and may not be furnished to or relied upon by any other person (other than Pearl Professional Corporation, which may rely upon this opinion for purposes of rendering a separate opinion to you pursuant to
Section 5.1(g) of the Lease) for any purpose, or otherwise used, circulated or quoted, without my prior written consent. This opinion is rendered as of the date hereof, and I disclaim any undertaking to advise of any changes which may hereafter be brought to my attention.

      Very truly yours,



      Arthur H. Amron
      General Counsel

              III. FORM OF OPINION LETTER TO BE GIVEN BY DAUGHERTY, FOWLER, PEREGRIN & HAUGHT, LESSEE'S OUTSIDE INDEPENDENT FAA COUNSEL


ICX Corporation
Three Summit Park Drive
Suite 200
Cleveland, Ohio  44131




Dear ______________:

      This opinion is furnished to you pursuant to Section 5.1 of the Aircraft Lease Agreement dated as of June ___, 1999 (the "Lease") between ICX Corporation ("Lessor") and Chautauqua Airlines, ("Lessee") with respect to that portion of the Federal Aviation Act of 1958, as amended (the "Act"), relative to the recordation of instruments and the registration of aircraft under the Act.

      Capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

                  We have examined and filed on this date with the Federal
            Aviation Administration (the "FAA") the following described instruments at the respective times listed below: the Lease and Lease Supplement with respect to the Aircraft, which Lease and Lease Supplement were filed at ___ p.m., C.D.T.

      Based on our examination of the above described instruments and of such records of the FAA as we deemed necessary to render this opinion, it is our opinion that:

      1. the Lease is in due form for recordation by and has been duly filed for recordation with the FAA pursuant to and in accordance with the provisions of the Transportation Act;

      2. the Airframe is duly registered in the name of the Lessor pursuant to and in accordance with the provisions of the Transportation Act;

      3. the Aircraft is free and clear of liens and encumbrances of record except as created by the Lease;

      4. the rights of the Lessor and the Lessee, under the Lease, with respect to the Aircraft, are perfected; and,

      5. no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, except for such filings as are referred to above.

      Since title to the Airframe originated with an AC Form 8050-2 Aircraft Bill of Sale from EMBRAER, a foreign vendor, our opinion with respect to the Airframe covers only that period of time subsequent to the commencement of its United States registration on April ___, 1999.

      No opinion is expressed as to laws other than Federal laws of the United States. In rendering this opinion, we were subject to the accuracy of the FAA, its employees and agents, in the filing, indexing and recording of instruments filed with the FAA and in the search for encumbrance cross-reference index cards for the Engines. Further, in rendering this opinion we are assuming the validity and enforceability of the above-described instruments under local law. Since our examination was limited to records maintained by the FAA, our opinion does not cover liens which are perfected without the filing of notice thereof with the FAA, such as federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, possessory artisan's liens, or matters of which the parties have actual notice. In rendering this opinion we are assuming that there are no documents with respect to the Aircraft which have been filed for recording under the recording system of the FAA but have not yet been listed in the available records of such system as having been so filed.

                                    Very truly yours,



                                    -------------------------

                                                                       EXHIBIT F

                      FORM OF RETURN ACCEPTANCE CERTIFICATE


            Return Acceptance Certificate No. ___ dated this ___ day of _______,
_______.

            This Return Acceptance Certificate is executed pursuant to that certain Aircraft Lease Agreement dated as of June ___, 1999 (the "Lease") between ICX Corporation ("Lessor") and Chautauqua Airlines, Inc. ("Lessee").

            The terms used in this Return Acceptance Certificate No. ____ shall have the meanings ascribed to such terms in the Lease.

            This Return Acceptance Certificate is executed by the parties hereto to confirm, among other things, that on the date of this Return Acceptance Certificate at [ ] time the following items are herewith delivered by Lessee to
Lessor:

            (a) One aircraft:


      Manufacturer:  Embraer


      Model:         ERJ-145LR



      Manufacturer's Serial No.:  EMB 145128



      Including:

            (b) the following described aircraft engines installed thereon:



                                                                Manufacturer's
       Manufacturer                  Make and Model              Serial Nos.
       ------------                  --------------              ----------

  Allison Engine Company                AE3007A1                 CAE 311142
          Engine

                                                                 CAE 311143



      Together with:




            (c) the aircraft documentation set forth in Attachment 2 hereto.





      2. HOURS AND CYCLES. The Airframe, Engines and Parts had the following hours/cycles at return:




      A.          Airframe:



                  _____ hours/_____ cycles since last "C" check


                  _____ months remaining until next Major Structural Inspection







      B.          Engines:

                                      TIME SINCE LAST HEAVY ENGINE VISIT

                                        HOURS                   CYCLES

                MSN



                MSN

                                          TIME REMAINING TO NEXT LIFE-

                                          LIMITED PART REMOVAL

                                        HOURS                   CYCLES

                MSN



                MSN






      C.          APU:

            _____ hours/_____ cycles remaining until next inspection


            _____ hours/_____ cycles remaining on turbine and compressor life-limited parts

      D.          Landing Gears:

            _____ hours/_____ cycles remaining to next scheduled removal on each landing gear


                                              TIME REMAINING TO NEXT

                                                      SCHEDULED REMOVAL

                                                   HOURS              CYCLES

                MSN


                MSN




      E. Status of components or Parts with time/cycle and calendar limits (see attached sheet)

      F.    Fuel on board at Delivery: _____ pounds (_____ gallons).


      ACCEPTANCE BY LESSOR. The above specified Aircraft, Engines, parts and documentation are hereby accepted by Lessor subject to (a) the provisions of the Lease and (b) correction by Lessee of the Discrepancies specified in Attachment 3 hereto (which corrections Lessee hereby undertakes to perform as soon as reasonably possible). The acceptance of the Aircraft, Engines and Parts hereunder by Lessor shall not constitute any waiver by Lessor of any right or remedy it may have under the Lease, and shall not relieve or diminish any obligation of Lessee under the Lease.

      NO DISCREPANCIES, NO LIENS, NAVIGATION AND AIRPORT CHARGES. Lessee represents and warrants to Lessor that (a) the Aircraft is hereby returned to Lessor in the condition and the manner required by the Lease (other than the Discrepancies listed on Attachment 3 hereto), (b) there are no Liens on the Aircraft, other than Liens arising by or through Lessor, and (c) all navigation charges, landing fees and other charges and fees payable for the use of or services provided by any airport, whether in respect of the Aircraft or any other aircraft owned, leased or operated by Lessee have been paid in full.

      PLACE OF EXECUTION. This Return Acceptance Receipt is executed and delivered by the parties in _______ [place].

      IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Receipt to be executed in their respective corporate names by their duly authorized representatives as of the day and year first above written.

LESSOR:

ICX CORPORATION



By:   __________________


Its   __________________








LESSEE:



CHAUTAUQUA AIRLINES, INC.





By:   __________________


Its   __________________

                  ATTACHMENTS TO RETURN ACCEPTANCE CERTIFICATE:

1.    Aircraft Hours and Cycles

2.    Aircraft Documentation

3.    List of Discrepancies

                                  ATTACHMENT 1
                        TO RETURN ACCEPTANCE CERTIFICATE

                            AIRCRAFT HOURS AND CYCLES

                                  ATTACHMENT 2
                        TO RETURN ACCEPTANCE CERTIFICATE

                             AIRCRAFT DOCUMENTATION

      The following documents are to be returned with the Aircraft in a current, up-to-date and correct status:

                                     MANUALS

            NAME

1.    Approved Flight Manual

2.    Flight Crew Operating Manual

3.    Weight and Balance Manual

4.    Wiring Diagram Manual (including aircraft wiring list)

5.    Illustrated Parts Catalog for Airframe and Engines

6.    Aircraft and Engine Maintenance Manual

7.    Minimum Equipment Lists

8.    All Checklists

9.    Structural Repair Manual

                    AIRCRAFT RECORDS AND HISTORICAL DOCUMENTS

1.    Log book (currently on Aircraft)

2.    Airframe Maintenance Status (with time-to-go or time since last)

3.    Airworthiness Directive Compliance Report

4. Modification Status Report (with documentation of authority for modifications)

5.    Weighing Report (most recent)

6.    Accident and Incident Report

7. List of Life Limited Components (with time-to-go with installation and use history since new)

8.    List of all Major Repairs

9.    Report of all Maintenance Reliability Reports Filed with the FAA

10.   Test Flight Reports

11.   Job Cards and Work Accomplishment Documents (copies)

12.   X-ray Pictures (most recent)

13.   Maintenance Technical Log books

14.   Aircraft Maintenance History Cards

15. All Mechanical Interruption Summary and Mechanical Reliability Reports submitted to the FAA

16.   Last Overhaul and Repair Documents

17.   Airworthiness Directive Compliance Report

18. List of Life Limited Components (with time-to-go with installation and use history since new)

19. Component records maintained in accordance with a record-keeping policy approved by and acceptable to the FAA to certify the status and maintenance histories of the components.

                        ENGINE RECORDS (FOR EACH ENGINE)

1.    Last Overhaul and Repair Documents

2.    Airworthiness Directive Compliance Report

3. List of Life Limited Components (with time-to-go with installation and use history since new)

4. Modification Status Report (with documented authority for such modifications)


                                  CERTIFICATES

1.    Certificate of Airworthiness

2.    Certificate of Registration


                        MISCELLANEOUS TECHNICAL DOCUMENTS

1.    Passenger Cabin Configuration Drawings

2.    Emergency Equipment Location Drawings

Receipt of the foregoing documents, except as noted, is hereby acknowledged.



                                          ICX CORPORATION



                                          By:  _______________________________


                                          Title:  ____________________________

                                  ATTACHMENT 3
                        TO RETURN ACCEPTANCE CERTIFICATE

                                  DISCREPANCIES